EXHIBIT 10.3 ASSET PURCHASE AGREEMENT AMONG POWER TEST CORP. (NOW KNOWN AS GETTY PROPERTIES CORP.), TEXACO INC., GETTY OIL COMPANY AND GETTY REFINING AND MARKETING COMPANY, DATED AS OF DECEMBER 21, 1984.

[Conformed Copy - As Executed]

ASSET PURCHASE AGREEMENT

Dated December 21, 1984

between

Power Test Corp.

and

Texaco Inc., Getty Oil Company, and Getty Refining and Marketing Company

Purchase by Power Test Corp. of assets consisting of the petroleum marketing operations of Getty Oil Company located in the Northeast.

		Page

	Exhibits

Exhibit A.	Withheld Service Stations	3
Exhibit A-1.	Non-withheld Service Stations	5
Exhibit B.	Previously Sold Service Stations	3
Exhibit C.	Transferred Properties	3
Exhibit D.	Leases, Permits and Contracts	3
Exhibit E.	Excluded Assets	4
Exhibit F.	Intentionally Omitted
Exhibit G.	Intentionally Omitted
Exhibit H.	Intentionally Omitted
Exhibit I.	Intentionally Omitted
Exhibit J.	Liabilities and Obligations with Respect to the Operation	13
Exhibit K.	Intentionally Omitted
Exhibit L.	Title; Liens; Encumbrances	21
Exhibit M.	Pending or Threatened Litigation	27
Exhibit N.	Pending Legislation	28
Exhibit O.	Form of Mutual Cancellation Agreement	49
Exhibit P.	Form of Trademark License Agreement	70
Exhibit Q.	Form of Supply Agreement	70
Exhibit R.	Form of Delaware City Handling Agreement	70

	Schedules

Schedule A.	Personal Property	22
Schedule B.	Insurance	22
Schedule C.	Powers of Attorney	23
Schedule D.	Computer Programs; Management, Accounting and Data Processing Systems	23
Schedule E.	Petroleum Product Volumes	23
Schedule F.	Personnel	23
Schedule G.	Real Estate	23
Schedule H.	Product Supply and Distribution	23
Schedule I.	Product Sales	24
Schedule J.	Outside Counsel	24
Schedule K.	Company Operated Stations	24
Schedule L.	Getty Dealer Agreements	24
Schedule M.	Intellectual Property Rights	24

v

Defined Terms

Term	Page

Agreement	1
Alpha Portland	35
Assets	2
Assignment and Assumption Agreement	13
Bills of Sale	15
Buyer	1
Buyer’s Documents	32
Claim	67
Closing	36
Closing Date	36
Closing Time	36
Collateral	33
Collection Period	41
Confidentiality Agreement	19
Consent Decree	1
Contracts	3
Dealer Amortizations	4
Deeds	14
Delaware City Handling Agreement	70
ECRA	28
ECRA Agreement	72
Fee Properties	6
Franchisees	42
FTC	1
GOC Group	1
GOC	1
GRMC	1
Inventory	3
Leased Stations	3
Leases	3
Marketing Equipment	6
Memorandum of Agreement	2
Merger Agreement	31
Mutual Cancellation Agreement	49
Newark Terminal	37
Operation	1
Operative Documents	19
PT Leases	8
Permits	3
PMPA	28
Prime Rate	7
Properties	3
Realty Company	6
Receivables	4
Related Agreements	18
Representatives	39
Second Mortgages and Deeds of Trust	7
Security Agreements	8
Security Instruments	8
Subordinated Note	7

Page

Supply Agreement	70
Territory	1
Texaco	1
Third Party Contracts	17
Trademark License Agreement	70
Trademarks	26

                    THIS ASSET PURCHASE AGREEMENT (the “Agreement”), dated December 21, 1984, is between POWER TEST CORP., a Delaware corporation (“Buyer”), and TEXACO INC., a Delaware corporation (“Texaco”), GETTY OIL COMPANY, a Delaware corporation (“GOC”) and GETTY REFINING AND MARKETING COMPANY, a Delaware corporation (“GRMC”).

                    WHEREAS, Texaco has acquired by merger GOC, which is now an indirect wholly-owned subsidiary of Texaco and the indirect owner, through its subsidiary GRMC, of the Operation (as hereinafter defined), subject to the terms of the Agreement Containing Consent Order between Texaco and the Federal Trade Commission (the “FTC”), dated July 10, 1984 (the “Consent Decree”);

                    WHEREAS, GOC is the owner of the Trademarks (as hereinafter defined) and GRMC conducts the Operation and owns the Assets (as hereinafter defined), other than the Trademarks, of the Operation and GOC and GRMC are hereinafter together referred to as the “GOC Group”;

                    WHEREAS, Texaco, GOC and GRMC desire to sell and Buyer desires to purchase those assets of the GOC Group consisting of the petroleum marketing operations (the “Operation”) of the GOC Group located in the jurisdictions of Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland, West Virginia, Virginia and the District of Columbia (the “Territory”) for the consideration provided herein;

                    WHEREAS, Buyer and Texaco entered into a legally binding Memorandum of Agreement dated January 27, 1984 with respect to the purchase and sale of the Operation (the “Memorandum of Agreement”) wherein Texaco and Buyer agreed, notwithstanding the legally binding nature of the Memorandum of Agreement, to execute a more detailed acquisition agreement which when executed and delivered would supersede the Memorandum of Agreement; and

                    WHEREAS, this Asset Purchase Agreement, together with the Related Agreements (as hereinafter defined), Exhibits and Schedules contemplated herein, is the more detailed acquisition agreement contemplated by, and is intended to supersede, the Memorandum of Agreement (except it is not intended to supersede the provisions of Paragraph 23 of the Memorandum of Agreement respecting confidentiality);

                    NOW, THEREFORE, the parties agree as follows:

                    1. Sale and Transfer of Assets. (a) Subject to the terms and conditions of this Agreement, the GOC Group will sell, convey, assign, transfer and deliver, and Texaco will cause to be sold, conveyed, assigned, transferred and delivered, to Buyer and Buyer will purchase, or cause to be purchased as provided in Section 2(a) herein, at the Closing (as hereinafter defined) all of the assets of the Operation existing at the Closing Date (as hereinafter defined) including, without limitation, the following assets (the “Assets”):

(i) all of GRMC’s right, title and interest in all of the real and personal properties (in-

cluding properties which are leased from third parties, including both Lessor-built stations and service stations owned by GRMC on leased land, (collectively, the “Leased Stations”), but excluding the service stations designated on Exhibit A hereto as withheld properties and excluding the stations listed on Exhibit B hereto which have been sold or for which a binding contract to sell has been executed in the ordinary course of business prior to January 27, 1984), including all equipment and fixtures used in the Operation (collectively, the “Properties”), an accurate list of which is set forth in Exhibit C hereto, subject to the adjustment provisions of subsections (c)(i), (c)(iv), (c)(v) and (c)(vii) of this Section 1;

          (ii) all of GRMC’s right, title and interest in, by assignment of, all of the leases and related security deposits (including leases for Leased Stations and dealer leases) (the “Leases”), contracts (including certain consumer contracts and distributorship agreements, but excluding those contracts listed on Exhibit E) (the “Contracts”), licenses, permits and other intangible property rights used in the Operation (the “Permits”), an accurate list of which Leases, Contracts and Permits is set forth in Exhibit D hereto, subject to the adjustment provisions of subsections (c)(ii) and (c)(iii) of this Section 1;

(iii) the exclusive license to use the Trademarks in the Territory as provided for in the Trademark License Agreement (as hereinafter defined);

          (iv) all of GRMC’s right, title and interest in all of the petroleum products and other inventory owned by GRMC and located at the Properties (including the Leased Stations), including product in transit and finished inventory products owned by GRMC and held at third-party locations for use in the Operation on the Closing Date (the “Inventory”), exclusive of tires, batteries and accessories (which shall be retained by GRMC), subject to the adjustment provisions of subsection (c)(vi) of this Section 1;

          (v) copies of all relevant documents owned by GRMC, copies of which are in the possession of Texaco or any member of the GOC Group, pertaining to the Properties (including, without limitation, all certificates of occupancy, surveys and construction drawings), the Leases, Contracts and

Permits, the Inventory, the Receivables (as hereinafter defined) and the use of the Trademarks by the Operation, and all advertising and promotional material, price and product lists, sales records and customer lists;

          (vi) agreements (whether in the form of notes or contracts) by dealers to pay GRMC with respect to improvements on the service stations including the use of the Trademarks at the service stations (the “Dealer Amortizations”) listed on Exhibit D;

(vii) all of GRMC’s right, title and interest to claims and causes of action relating to the Operation which arise on or after the Closing Date; and

          (viii) all of GRMC’s right, title and interest to underground tanks, related piping and other property located in or under real property owned by GRMC’s dealers, the dealers of GRMC’s distributors or GRMC’s consumer customers in the Territory.

                    (b) Notwithstanding anything herein to the contrary, the transaction contemplated by this Agreement does not include (i) the transfer to Buyer by GRMC of the accounts receivable, other than the Dealer Amortizations, of the Operation which originate prior to the Closing Time (as hereinafter defined) (the “Receivables”); or (ii) the transfer to Buyer by the GOC Group of the excluded assets listed in Exhibit E hereto.

                    (c) In addition, certain Assets may be excluded or included under the following provisions:

               (i) in the event that Buyer is not satisfied with the status of title with respect to any of the Properties, Texaco and GRMC shall use their respective best efforts to cure title at their expense, subject to the provisions of the second sentence of Section 9(c) herein, prior to the Closing, or if they cannot so cure title, Buyer, at its option, may exclude the property from the Properties sold hereunder, in which case the value to GRMC at GRMC’s expense (as provided in Section 9(n) herein) in which case the value of such products shall not be included in the final purchase price hereunder; and

          (vii) in the event that any third party exercises a right of first refusal, or an option or other right to acquire any of the Properties prior to the Closing, such Property shall not be transferred and the appraised value of such Property shall not be included in the purchase price hereunder; in the event that such right or option is exercised after the Closing but not more than ninety (90) days after the Closing Date, the purchase price of such Property received by Buyer pursuant to such right or option shall be paid-over by Buyer to GRMC, and the appraised value of such Property shall not be included in the final purchase price pursuant to Section 2(b) herein.

                    2. (a) Estimated Purchase Price; Subordinated Note. The aggregate estimated purchase price of the Assets shall be $69,077,660 plus the value of petroleum products included in Inventory at Closing Time, subject to increase or decrease as provided in Section 2(b) herein. At the Closing, Power Test Realty Company Limited Partnership, a limited partnership organized under the laws of the State of New York (the “Realty Company”), shall purchase all of the service stations and distribution terminals which are owned in fee by GRMC, including the pumps and all fixtures thereon and appurtenances thereto (the “Fee Properties”), and all of the personal property and equipment located at the Leased Stations and third party locations, including pumps, tanks and furniture, and all motor vehicles and other rolling stock owned by GRMC wherever located (the “Marketing Equipment”). Buyer shall purchase all of the other Assets being transferred hereunder. At the Closing, Buyer shall, or shall cause the Realty Company to, deliver (i) a negotiable, subordinated promissory note of the Realty Company payable to GRMC in the principal amount of $35 million (the “Subordinated Note”) which shall be non-recourse with respect to Buyer and (ii), by wire transfer to GRMC, the balance of the aggregate estimated purchase price (subject to any decrease in accordance with Section 8(c) herein) in immediately available funds. The Subordinated Note shall mature six years after the Closing Date with the principal amount payable in eight equal installments on the last business day of each three month period beginning in the fifth year after the date of issuance thereof. The Subordinated Note shall be subordinated only to $35 million principal amount, plus accrued interest, of first mortgage debt (and any renewals or extensions thereof) which debt, and any renewals or extensions thereof, may consist of one or more first mortgages on the Fee Properties aggregating not more than $35 million, incurred by such Realty Company to purchase such assets at the Closing. Such Subordinated Note shall bear interest on the unpaid principal amount thereof at the prime commercial lending rate set by Manufacturers Hanover Trust Company as it may float from time to time (the “Prime Rate”) minus 200 basis points, payable quarterly in arrears, and shall be secured by: (i), at GRMC’s expense (except that Buyer shall pay all mortgage recording taxes), second mortgage liens and security interests on the Fee Properties conveyed to the Realty Company (the “Second Mortgages and Deeds of Trust”),

evidenced by one or more instruments containing covenants customarily required by institutional investors, including, without limitation, the terms required by the Realty Company’s lender; and (ii) first security interests and liens on the Marketing Equipment evidenced by one or more mutually satisfactory security agreements (the “Security Agreements”) (the Security Agreements together with the Second Mortgages and Deeds of Trust are hereinafter referred to as the ‘Security Instruments”). Texaco and GRMC understand that the Realty Company, and not Buyer itself, shall be the mortgagor and debtor under such Security Instruments, and that GRMC, together with the Realty Company’s lender, will enter into customary non-disturbance agreements with respect to the leases (which shall be subordinate to the Second Mortgages and Deeds of Trust) to be entered into between the Realty Company (as lessor) and the Buyer (as lessee) with respect to the Fee Properties (the “PT Leases”). Texaco and GRMC further understand that the Subordinated Note will not be registered under the Securities Act of 1933, as amended, and that the Realty Company will have no obligation to so register the Subordinated Note.

                    (b) Adjustment to Purchase Price. The final purchase price for all of the Assets hereunder shall consist of the sum of:

               (i) the amounts set forth in the appraisals required by Section 2(c) herein for all of the Properties (excluding the Leased Stations) to be transferred to the Buyer or the Realty Company at the Closing, less the amount of any assumptions or payments made by Buyer or the Realty Company pursuant to Section 3(b) herein, except to the extent that the amount of any debt, security interest or lien assumed or paid by Buyer or the Realty Company was expressly deducted in any appraisal made pursuant to Section 2(c) herein; plus

          (ii) the amounts (x) set forth in Section 2(c)(i); (y) to be determined by applying the unit prices provided for in Section 2(c)(i); and (z) to be determined by the appraisals required by Section 2(c)(i) herein for all of the personal property, equipment and fixtures (not included under the appraisals set forth in clause (i) above) to be transferred to the Buyer or the Realty Company at the Closing; plus

CONFIDENTIAL

Omitted and filed separately with the
Securities and Exchange Commission.

(v) the value of the other items included in Inventory at the Closing Time (including Inventory items at third party locations) at the lover of wholesale cost or then current market price; less

(vi) the appraised value of any Properties transferred at the Closing but not to be included in the final purchase price hereunder pursuant to Sections 1(c)(vi) and (vii) herein.

                    Any resulting adjustment to the aggregate estimated purchase price set forth in Section 2(a) herein shall be made by wire transfer of immediately available funds not later than ninety (90) days after the Closing Date and the amount of such adjustment shall bear interest at the Prime

Rate minus 200 basis points from the Closing Date to the date of such payment.

                    (c) Value of Leased Stations and Equipment; Appraisals. (i) The value of the Leased Stations for purposes of this Agreement shall be deemed to be zero. The value of the underground tanks and other personal property (other than motor vehicles and other rolling stock) located at the Fee Properties shall be determined by the appraisals referred to below in this Section 2(c)(i). The value of the underground tanks located at the Leased Stations and at dealer/contract and consumer accounts for purposes of this Agreement shall be deemed to be $2.6 million. The value of all other equipment located on the Closing Date at Leased Stations, distributor, dealer/contract and consumer accounts and at third party locations shall be determined by applying the unit prices for such equipment as set forth in Exhibit C. GRMC’s present estimated aggregate value of such other equipment is $5 million. The value of all furniture, office equipment, supplies and other personal property located on the Closing Date at the distribution terminals transferred to Buyer hereunder shall be determined by applying the unit prices set forth in Exhibit C. GRMC’s present estimated value of such equipment is $250,000. The value of all motor vehicles and other rolling stock shall be the aggregate value of such equipment as more fully set forth in Exhibit C hereto subject to adjustment based on the vehicles and other rolling stock actually delivered to Buyer on the Closing

Date. As of the date hereof, the aggregate value of the vehicles and other rolling stock listed on Exhibit C is $1,499,915. The value of all of the service stations and distribution terminals listed on Exhibit C hereto shall be determined by appraisals based on current use as a service station or distribution terminal, as the case may be, prepared by reputable appraisers jointly selected by GRMC and Buyer and satisfactory to Buyer’s or the Realty Company’s lenders, at GRMC’s expense. Such appraisals shall set forth the current fair market value of the Properties (without deduction for the amount of any debts, security interests or liens on such Properties), except that service stations or distribution terminals which are not on the date hereof in active use shall be appraised based on their highest and best use. The parties hereto acknowledge and agree that they have received copies of such appraisals, a summary schedule of which has been heretofore delivered to the parties, and that the results of such appraisals are accepted by them for purposes of this Agreement, except as noted on the summary schedule. In addition, on or before the Closing, Buyer and GRMC will agree on values of all personal property, equipment and fixtures, other than that which is described above in this Section 2(c)(i) and the Inventory which is to be valued at the Closing Time in accordance with the provisions of Sections 2(b) (iii), (iv) and (v) herein; provided, however, that if Buyer and GRMC are unable to agree on such values then, promptly after the Closing, appraisals shall be prepared by reputable appraisers (who may be employees or representatives of Buyer and GRMC) selected by GRMC and Buyer, at GRMC and Buyer’s joint expense covering all the property described in this sentence.

                    (ii) The amounts set forth in the appraisals provided for in Section 2(c)(i) shall be binding upon the parties for purposes of determining the purchase price hereunder; provided, however, that either Buyer or GRMC may object to any appraisal and request that such appraisal be submitted to arbitration. If arbitration is requested, each of Buyer and GRMC may at its own expense select its own reputable licensed appraiser who shall appraise the property in question, end the appraisal(s) of the new appraiser(s) shall be averaged with the original appraisal, such average amount to be binding on the parties.

                    (iii) In the event that the aggregate amount of the values of the Properties to be transferred at Closing pursuant to this Section 2(c), after giving effect to the adjustments required by Section l(c) herein, is (A) less than $75 million, the purchase price under this Section 2 shall be reduced by an amount equal to the difference between $75 million and the aggregate amount of such appraised values; or (B) greater than $75 million, the purchase price under this Section 2 shall be increased by an amount equal to 50% of the difference between $75 million and the aggregate amount of such appraised values.

                    (d) Reimbursement of Purchase Price. Except as provided in Sections l(c)(vii) and 2(b)(vi) herein, the parties agree that GRMC shall reimburse Buyer or the Realty

Company for one-half of that amount of the purchase price (without any interest) for which Buyer or the Realty Company is not otherwise reimbursed in respect to any assets purchased and paid for by Buyer or the Realty Company hereunder in the event that Buyer or the Realty Company is compelled by any court, agency or other authority, whether state, federal, local or otherwise, to convey, assign or transfer such assets to any distributor or service station dealer. It is specifically agreed by the parties hereto that in such event reimbursement of the purchase price as set forth herein or an adjustment to the final purchase price as provided in Sections 1(c)(vii) and 2(b)(vi) herein shall be Buyer’s and the Realty Company’s sole remedy against Texaco, GOC or GRMC.

                    3. Assumption of Liabilities and Obligations. (a) Buyer agrees that at the Closing (i) it, or the Realty Company, as the case may be, will purchase the Assets and (ii) it will accept the assignment of the Leases, Contracts and Permits and assume all of the obligations set forth in the Leases (including the liability for lessee security deposits), Contracts and Permits, and execute an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”).

                    (b) Buyer, Texaco and GRMC agree that, if any of the Properties, including equipment, are encumbered by mortgage debt or other security interest or lien, such information shall be disclosed by Texaco and GRMC in Exhibit J hereto and Buyer, or the Realty Company, as the case may be, shall, at its option, either assume the underlying debt and the lien (but only if GRMC is released and discharged from such debt) or require GRMC to discharge, and Texaco to cause the discharge of, such debt and lien, in which case Buyer or the Realty Company, as the case may be, will pay GRMC, in cash, whatever amount is required to satisfy such debt (not in excess of the principal amount of such debt plus accrued interest, any such excess to be paid by GRMC) and release and discharge such lien.

                    (c) Except as set forth above in this Section 3, Buyer and the Realty Company will assume no other liabilities, whether direct or contingent, known or unknown, or disclosed in any Exhibit or Schedule to this Agreement, relating to the Operation.

                    4. Instruments of Conveyance and Transfer; Title Insurance. (a) Conveyance of the real property at the Closing shall be made by special warranty deeds (or the equivalent instruments in the jurisdiction where such real property is located) (the “Deeds”) fully insurable by the title insurance company or companies referred to below; and GRMC shall pay for and affix any documentary taxes which may be required, and shall pay all recording fees and state or local real property gains or transfer taxes (provided that Buyer shall pay all mortgage recording taxes) arising as a result of such conveyances. Real property taxes, personal property taxes, lease rentals (paid or collected) and utilities shall be prorated at the Closing. Such Deeds shall be accompanied by commitments for ALTA title insurance policies in minimum amounts determined by GRMC for the real property, issued by a reputable title insurance company or companies, to be selected by GRMC and obtained at GRMC’s expense, together with a current survey, obtained at GRMC’s expense, of the real property, issued by a duly certified surveyor, acceptable (such that no survey exception will be taken) to the title insurance company issuing the title insurance commitments. It is further understood and agreed that GRMC and Buyer shall share equally in the expense of any title insurance in excess of minimum amounts required for such commitments, covering the Realty Company as the owner in amounts up to the aggregate purchase price of such real property under this Agreement and GRMC as the original holder of the Second Mortgages and Deeds of Trust in amounts aggregating up to $35 million.

                    (b) Conveyances of the personal property at the Closing (including the Inventory) shall be made by Bills of Sale mutually acceptable to Buyer and GRMC (the “Bills of Sale”), and GRMC shall pay all state or local gains or transfer taxes in connection therewith, except as provided in the last sentence of Section 16(b) herein. Such Bills of Sale conveying the personal property (other than the Inventory) may disclaim any warranty other than the warranty of title and may state that such personal property is transferred “AS IS” and “WHERE IS” and “WITHOUT ANY WARRANTIES OF FITNESS AND MERCHANTABILITY.”

                    (c) In addition, at the Closing, GRMC shall deliver to Buyer such endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance satisfactory to Buyer and its counsel, as are effective to transfer to Buyer or the Realty Company, as the case may be, all of GRMC’s right, title and interest in the balance of the Assets free and clear of any lien, security interest, charge or encumbrance (but only if, and to the extent that, payment of money by GRMC, will discharge such lien, security interest, charge or encumbrance in accordance with its terms), subject to Section 3(b) herein.

                    (d) Simultaneously with the delivery of the instruments of conveyance under subsections (a) through (c) of this Section 4, Texaco, GOC and GRMC shall take or cause to be taken all such other steps as are required hereunder to put Buyer or the Realty Company, as the case may be, in actual possession and operating control of the Assets, subject to any leasehold interests set forth in Exhibit D hereto.

                    5. Further Assurances. Buyer and, subject to the provisions of the second sentence of Section 9(c) herein, Texaco, GOC and GRMC each will use its best efforts without further consideration to obtain as promptly as possible written consents to the transfer, assignment or sublicense to Buyer of all agreements, commitments, purchase orders, contracts, licenses, leases, rights, documents and other assets being transferred pursuant hereto where the approval or other consent of any other person may be required and has not yet been obtained. If any such approval or other con-

sent cannot be obtained, or if the parties hereafter agree in writing that it is not in their respective best interests to obtain any such approval or other consent, the parties will enter into such other mutually satisfactory arrangements as will put the parties in substantially the same economic condition as if such approval or other consent had been obtained and the transfer effected on the Closing Date, unless Buyer shall elect, pursuant to Section 1(c) (ii) herein, not to purchase such affected property. Buyer shall cooperate with Texaco and GRMC (including, where necessary, entering into appropriate instruments of assumption as shall be agreed upon) to attempt to have GRMC released from all liability to third parties with respect to any commitments, purchase orders, agreements, contracts, licenses and leases assumed pursuant to this Agreement (the “Third Party Contracts”), but the failure of any third party, notwithstanding such cooperation, to so release GRMC upon the assumption by Buyer of the Third Party Contracts shall not relieve Texaco, GOC or GRMC of their obligations to consummate the transactions contemplated by this Agreement. The indemnification provisions contained in Sections 12 and 13 herein shall continue to apply in favor of Texaco, GOC and GRMC despite the failure, if any, of a third party to so release GRMC.

                    6. Representations and Warranties of Texaco, GOC and GRMC. Texaco, GOC and GRMC hereby, jointly and severally, represent and warrant to Buyer as follows:

                    (a) Organization and Good Standing of Texaco, GOC and GRMC. Texaco, GOC and GRMC are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (b) Certificate of Incorporation and By-laws. Texaco has delivered to Buyer copies of its Certificate of incorporation (certified as of a recent date by its Secretary) and its By-laws (certified as of the date hereof by its Secretary) and copies of the Certificate of Incorporation of each member of the GOC Group (certified as of a recent date by its respective Secretary) and the By-laws of each member of the GOC Group (certified as of the date hereof by its respective Secretary), all of which copies are complete and correct as of the date hereof.

                    (c) Corporate Authority. The execution, delivery and performance by Texaco, GOC or GRMC, as appropriate, of this Agreement, the Trademark License Agreement, the Supply Agreement, the Delaware City Handling Agreement, the ECRA Agreement and the Mutual Cancellation Agreement (the Trademark License Agreement, the Supply Agreement, the Delaware City Handling Agreement, the ECRA Agreement and the Mutual Cancellation Agreement, being collectively referred to as the “Related Agreements”), the Assignment and Assumption Agreement, the Deeds (and other instruments of conveyance referred to in Section 4 herein), the Bills of Sale (the Assignment and Assumption Agreement, the Deeds and related instruments of conveyance and the Bills of Sale being col-

lectively referred to as the “Operative Documents”), the Confidentiality Agreement among Buyer, Texaco and GOC, dated February 15, 1984 (the “Confidentiality Agreement”), and the Memorandum of Agreement, including without limitation, the sale, conveyance, assignment, transfer and delivery of the Assets contemplated hereby and thereby, have been duly and effectively authorized by the Boards of Directors (or Executive Committees) of Texaco and of each Member of the GOC Group, as appropriate. No other corporate proceedings on the part of Texaco or any member of the GOC Group are necessary to authorize this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement or the Memorandum of Agreement or the transactions contemplated herein and therein; and this Agreement, the Confidentiality Agreement and the Memorandum of Agreement are, and the Related Agreements and the Operative Documents will be, valid and binding obligations of Texaco, GOC or GRMC, as appropriate. Except as set forth in Exhibit J hereto, neither Texaco nor any member of the GOC Group has any legal obligation, absolute or contingent, to any other person or firm to sell the Assets or to effect any merger, consolidation or other reorganization or to enter into any agreement with respect thereto. Neither the execution and delivery of this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement or the Memorandum of Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by Texaco or any member of the GOC

Group with any of the provisions hereof or thereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under, any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Texaco or any member of the GOC Group or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which Texaco or any member of the GOC Group is a party, or by which Texaco or any member of the GOC Group or any of the Assets may be bound or affected, except for any such conflict, breach or default heretofore disclosed in writing by Texaco to Buyer as to which requisite waivers or consent shall have been obtained prior to the Closing Date, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Texaco or any member of the GOC Group or any of the Properties or Assets.

                    (d) Absence of Undisclosed Liabilities and Obligations. Except to the extent reflected in Exhibit J hereto, Texaco, GOC and GRMC do not have and will not have any liabilities or obligations with respect to the Assets or the Operation (whether accrued, absolute, contingent or otherwise), which are material to the Operation taken as a whole.

                    (e) Inventory. The Inventory of the Operation will consist of items of a quality and quantity usable or salable, in the normal course of the Operation’s business. On the Closing Date, the Inventory of the Operation will not be excessive in kind or amount in light of the business of the Operation done or to be done and any increase in such Inventory subsequent to the date hereof will be reasonable and warranted in the ordinary course of business of the Operation.

                    (f) Title to Properties; Absence of Liens and Encumbrances, etc. Except as otherwise disclosed in Exhibit L hereto, (i) GRMC has title to all the real and personal Properties and Inventory of the Operation, and all the Properties and Inventory are free and clear of all liens, security interests, charges and encumbrances of any nature whatsoever, except such imperfections of title and encumbrances, if any, as do not materially detract from the value, or interfere with the present use, of the Properties of the Operation or otherwise materially impair the business activities of the Operation; (ii) all Leases represented in Exhibit D hereto to be held by GRMC in connection with the Properties or the Operation are valid, binding and in full force and effect in accordance with their terms and neither Texaco nor any member of the GOC Group has any knowledge of any breaches, liens, encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use, possession or quiet enjoyment thereof in the usual and normal conduct of the business of the Operation; (iii) neither Texaco nor any member of the GOC Group has received written notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to the operations of, or owned or leased Properties of, the Operation and, so far as known to Texaco or any member of the GOC Group, there is no such violation; and (iv) neither Texaco nor any member of the GOC Group has received any written notice of any pending or threatened condemnation proceedings relating to any of the owned or leased Properties of the Operation.

                    (g) Lists of Contracts and Other Data. Exhibits A, A-l, B, C, D, E, J, L, M and N hereto contain in all material respects accurate lists of the information purported to be contained therein under this Agreement. Schedules A through M hereto contain in all material respects accurate lists and summary descriptions of the following as they pertain to the Operation:

               (i) Schedule A: all automobiles, trucks and other vehicles (whether owned or leased) used in the Operation, indicating the state of registration and registration number of owned vehicles, and a schedule of all personal property, a list of equipment leases and similar documents and personal property tax returns;

(ii) Schedule B: all policies of insurance in force with respect to the Operation and the Assets, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, equipment, furniture, fixtures and operations, including the policy numbers, names and addresses of insurers, expiration dates and descriptions as of December 31, 1983;

(iii) Schedule C: the names of all persons holding powers of attorney to act for the Operation;

               (iv) Schedule D: all computer programs and related software and all management information systems utilised in the Operation, all accounting and data processing systems, including financial information, asset schedule, cash management procedures, bank list, chart of accounts, accounting forms and manuals, including payroll, names of inside and outside auditors and outside bookkeeping and accounting services;

               (v) Schedule E: the volumes of petroleum products (including, without limitation, lubricants and motor oils) sold by the Operation for each of the three years ended December 31, 1983, which information shall be updated to a date which is as close as reasonably practicable to the Closing Date;

               (vi) Schedule F: personnel information regarding the Operation, including organization charts, employee profiles for those employees of GRMC who have consented in writing to the release of their profiles, job descriptions, salaries, terms of employment, employee benefit packages and union agreements;

               (vii) Schedule G: real estate information of GRMC, copies of which are in the possession of Texaco, GOC or GRMC, including title reports, certificates of occupancy, surveys, construction drawings and the terms of all leases or copies thereof;

               (viii) Schedule H: product supply and distribution information, including terminal manuals and procedures, product specifications, packaging agreements for motor oils, lubricants, chemicals and other specialty products sold in service stations, common carrier agreements and rates, distribution procedure manuals and warehousing information;

          (ix) Schedule I: product sales information for the three years ended December 31, 1983, which information shall be updated to a date which is as close as reasonably practicable to the Closing Date, including customer listing by class, credit terms by customer, credit card sales and procedure, advertising information, sales contracts by class and sales volume by customer;

(x) Schedule J: outside counsel by specialty and location;

          (xi) Schedule K: company operated station information for the three years ended December 31, 1983, which information shall be updated to a date which is as close as reasonably practicable to the Closing Date, including lists of management, other personnel, supply and distribution, money handling procedures, retail pricing policies, operation manuals, and revenues and expenses by station and consolidated for the Operation;

(xii) Schedule L: information regarding Getty dealer agreements, including lease term expirations, rental and security information and station equipment;

          (xiii) Schedule M: all trademarks and State and Federal applications and registrations thereof, tradenames (except for tradenames employed by dealers or distributors which incorporate the name “Getty” with the permission of GOC or GRMC), copyrights and licenses of trademarks used in, necessary to the conduct of or otherwise relating to the business of the Operation.

                    (h) Copies of Documents; Other Information. Texaco, GOC and GRMC have previously delivered to Buyer true and complete, in all material respects, copies of all GRMC leases, agreements, contracts, arrangements, plans and other writings referred to in Exhibits D, J, L, M and N hereto and Schedules A through M hereto.

                    Texaco, GOC and GRMC, jointly and severally, represent and warrant to Buyer that all information, not lim-

ited to the information enumerated above, supplied on or after the date hereof is, or will be, complete and accurate in all material respects as of the date on which such information is furnished.

                    (i) Intellectual Property Rights. (i) Patents and Technology. Except for proprietary formulations for greases, motor oils and lubricants (which are excluded assets listed in Exhibit E), none of Texaco, GOC or GRMC is aware of any patent (s) or proprietary technical information existing at the Closing Date used in or necessary to continue the conduct of the business of the Operation. Should any such patent(s) or information come to the attention of Texaco or the GOC Group, Texaco agrees to grant, to the extent Texaco has the legal right to do so, to Buyer the right to continue the Operation under such patent rights of the GOC Group and to use solely in the Operation such information of the GOC Group as previously used. No infringement or other proceedings have been instituted against or claims received by Texaco or any member of the GOC Group in respect of the Operation or the Assets, nor does Texaco or any member of the GOC Group have any knowledge of any infringement or claim of infringement based upon a third party patent, patent application, license, invention, trade secret or technical assistance arrangement.

                    (ii) Trademarks and Copyrights. (A) Except for the trademark “Veedol” which is an excluded asset listed in Exhibit E, Schedule M hereto is a complete list of all trademarks and State and Federal applications and registrations thereof, tradenames (except for tradenames employed by dealers or distributors which incorporate the name “Getty” with the permission of GOC or GRMC), copyrights and licenses of trademarks used in, necessary to the conduct of or otherwise relating to the business of the Operation (collectively the “Trademarks”); (B) all of the Trademarks are valid and in full force and effect; (C) no infringement or other proceedings have been instituted against, or claims received by, Texaco or any member of the GOC Group with respect to the Trademarks, nor, to the knowledge of Texaco or any member of the GOC Group are any such proceedings relating to the Trademarks threatened alleging any such violation nor does Texaco or any member of the GOC Group know of any basis for any such proceeding or claim; (D) except as set forth in Exhibit M hereto, to the knowledge of Texaco and each member of the GOC Group, there is no infringement of the Trademarks by any third party or adverse claim by any third party to the Trademarks or entitlement of any third party to royalties from the use of the Trademarks; (E) as of the time of the Closing no other party or person other than Texaco or the members of the GOC Group has a right to use the Trademarks; and (F) all of the right and authority of Texaco and each member of the GOC Group to use the Trademarks in the conduct of the Operation’s business is freely and fully licensable by them to Buyer as the purchaser of the Assets and business of the Operation.

                    (j) Insurance. All policies of insurance (or renewals thereof) set forth in Schedule B hereto are outstanding and duly in force on the date hereof. Such policies (which are excluded assets listed in Exhibit E) insure against such losses and risks as are adequate in the judgment of GRMC to protect the properties and business of the Operation. Neither Texaco nor any member of the GOC Group has received any notice or recommendation from any insurer or agent of such insurer that substantial capital improvements or other expenditures should be made in order to continue such insurance.

                    (k) Litigation. Except as disclosed in Exhibit M hereto, (i) there is no (A) litigation, proceeding, labor dispute (other than routine grievance procedures), arbitration or government investigation pending or, so far as known to Texaco or any member of the GOC Group, threatened against Texaco or any member of the GOC Group with respect to the business of, or otherwise relating to, (v) the Operation, (w) the Assets, (x) the Trademarks, (y) the transactions contemplated by this Agreement, or (z) personnel employed in the Operation with reference to actions taken by them in such capacities, nor (B) valid basis known to Texaco or any member of the GOC Group for any litigation of the type described in clause (A) above, proceeding or investigation which if adversely determined could, in any one case or in the aggregate, have a material adverse effect on the business of the Operation or the Assets taken as a whole; and

(ii) there are no decrees, injunctions or orders of any court or governmental department or agency outstanding against Texaco or any member of the GOC Group with respect to the business of the Operation.

                    (1) Compliance with Laws. Texaco and each member of the GOC Group have complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America and all state and local governments, and agencies of any of the foregoing as they relate in any respect to the Operation or any of the Assets, including the Petroleum Marketing Practices Act (“PMPA”) and any similar state or local government law, regulation or ordinance pertaining to service stations, and the Environmental Cleanup Responsibility Act of New Jersey (“ECRA”). Except as set forth in Exhibit M hereto, neither Texaco, GOC nor GRMC has received any written notice to the effect that, or otherwise been advised in writing that, any one of them is not in compliance with any of such statutes, regulations and orders, ordinances or other laws as they relate in any material respect to the Operation or any of the Assets, taken as a whole, and none has any reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, have a material adverse effect on the business of the Operation or the Assets, taken as a whole. To the best of Texaco’s, GOC’s and GRMC’s knowledge, except as set forth in Exhibit N hereto, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions with respect to such matters which, if adopted, would materially adversely affect the Assets or present business of the Operation, taken as a whole.

                    (m) No Brokers. Neither Texaco nor any member of the GOC Group has contacted or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transaction contemplated herein which will result in the obligation of Buyer or Texaco or any member of the GOC Group to pay any finder’s fee, brokerage commission or similar payment in connection with the transaction contemplated herein.

                    (n) Transactions with Certain Persons. No officer, director or employee of Texaco or of any member of the GOC Group is presently a party to any transaction with Texaco or any member of the GOC Group relating to the business of the Operation, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as an officer, director, trustee, partner or shareholder.

                    (o) Investment Intent. The Subordinated Note is being acquired by GRMC for its account for investment and not with a view to the distribution or resale thereof and may bear customary legends to this effect.

                    (p) Consents and Approvals. Except in accordance with Sections 10(a) and 11(a) herein and as set forth in Exhibit L hereto, no consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with, any Federal or state court, administrative agency or other governmental authority is required on the part of Texaco or any member of the GOC Group in connection with the execution and delivery by Texaco, GOC and GRMC of this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement and Memorandum of Agreement or the consummation of the transactions contemplated hereby and thereby.

                    (q) No Material Adverse Change. Except for the effect of adverse market conditions in the petroleum industry generally, since December 31, 1983 through the date of this Agreement there has been no material adverse change in the business or financial condition of the Operation, taken as a whole.

                    (r) Ownership of Assets. GOC has legal title to all of the Trademarks. GRMC has title to all of the Assets, other than the Trademarks, free and clear of all claims,

liens, security interests, charges and encumbrances except as set forth in Exhibit L hereto.

                    (s) Disclosure. No representation or warranty made by Texaco, GOC or GRMC in this Agreement or as provided herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not false or misleading.

                    (t) Merger Agreement. The merger provided for in the Merger Agreement dated January 6, 1984 between Texaco and GOC (the “Merger Agreement”) has been completed and a copy of the Merger Agreement has been delivered to Buyer.

                    7. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Texaco, GOC and GRMC as follows:

                    (a) Organization and Good Standing of Buyer and the Realty Company. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. At the Closing, the Realty Company will be a limited partnership duly organized and validly existing under the laws of the State of New York and will be qualified to do business in each state where the ownership of its assets require it to be so qualified.

                    (b) Certificate of Incorporation and By-laws. Buyer (x) has delivered to Texaco copies of its Certificate of Incorporation (certified as of a recent date by its Secretary) and its By-laws (certified as of the date hereof by its Secretary) and (y), prior to the Closing, will deliver to Texaco a copy of the Partnership Agreement of the Realty Company (certified as of a recent date by its general partner), all of which copies are complete and correct as of the date of delivery.

                    (c) Corporate Authority. Buyer has, and to the extent necessary the Realty Company will have, full power and authority, whether corporate or other, to enter into this Agreement, the Related Agreements, the Subordinated Note, the Security Instruments, the Assignment and Assumption Agreement (the Subordinated Mote, the Security Instruments and the Assignment and Assumption Agreement being collectively referred to as “Buyer’s Documents”), the Confidentiality Agreement and the Memorandum of Agreement and to carry out its obligations thereunder; all requisite corporate action has been taken by the Board of Directors of Buyer and all requisite action, will be taken by the Realty Company to authorize the execution, delivery and performance of this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement and the Memorandum of Agreement. This Agreement, the Confidentiality Agreement and the Memorandum of Agreement are, and the Related Agreements and Buyer’s Documents, when executed and delivered will be, valid and binding obligations of the Buyer or the Realty Company, as the case may be. Neither the execution and delivery of this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement or the Memorandum of Agreement nor the consummation of the transac-

tions contemplated hereby or thereby nor compliance by Buyer or the Realty Company, as the case may be, with any of the provisions hereof or thereof will (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Properties which are subject to the Security Instruments (the “Collateral”) under, any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Buyer or the Partnership Agreement of the Realty Company, as the case may be, or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation by which any of the Collateral may be bound or affected, except for such conflict, breach or default disclosed in writing by Buyer to Texaco as to which requisite waivers or consent shall have been obtained prior to the Closing Date, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to, or affecting, any of the Collateral.

                    (d) No Brokers. Neither Buyer nor the Realty Company has contacted or had any dealings with or entered into, and will not enter into, any agreement, arrangement or understanding with any broker, leasing agent, finder or similar person or entity with respect to this Agreement and the transaction contemplated herein which will result in the obligation of Buyer, Texaco or any member of the GOC Group to pay any finder’s fee, brokerage commission or similar payment in connection with the transaction contemplated herein.

                    (e) Validity of Liens. The Security Instruments will each create a valid and continuing lien and security interest in the Collateral in favor of GRMC, subject to no other lien, security interest or adverse claim except as described in the Second Mortgages and Deeds of Trust and the PT Leases.

                    (f) Consents and Approvals. Except in accordance with Sections 10(a) and 11(a) herein and as set forth in Exhibit L hereto, no consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with any Federal or state court, administrative agency or other governmental authority is required on the part of Buyer or the Realty Company, as the case may be, or in connection with the execution and delivery of this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement or the Memorandum of Agreement or the consummation of the transactions contemplated hereby or thereby.

                    (g) Financial Statements. Buyer has delivered to Texaco true and complete copies of the following financial statements, each of which has been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise stated therein) throughout the periods indicated:

          (i) Consolidated balance sheets of Buyer and its subsidiaries at January 31, 1983 and 1984, certified by Coopers & Lybrand, independent certified public accountants, and at July 31, 1984 each of which fairly presents the consolidated financial position of Buyer and its subsidiaries as of such dates;

          (ii) Consolidated balance sheets of Alpha Portland Industries, Inc. (“Alpha Portland”) and its subsidiaries at December 31, 1982 and 1983, certified by Coopers & Lybrand, independent certified public accountants, and at September 30, 1984 each of which, to the best of Buyer’s knowledge, fairly presents the consolidated financial position of Alpha Portland and its subsidiaries as of such dates;

          (iii) Consolidated statements of income and retained earnings and changes in financial position of Buyer and its subsidiaries for the fiscal years ended January 31, 1982, 1983 and 1984, certified by Coopers & Lybrand, independent certified public accountants, and for the six months ended July 31, 1984 each of which fairly presents the consolidated results of operations of Buyer and its subsidiaries for the fiscal periods then ended; and

          (iv) Consolidated statements of income and retained earnings and changes in financial positon of Alpha Portland and its subsidiaries for the fiscal years ended December 31, 1981, 1982 and 1983, certified by Coopers & Lybrand, independent certified public accountants, and for the nine months ended September 30, 1984 each of which, to the best of Buyer’s knowledge, fairly presents the consolidated results of operations of Alpha Portland and its subsidiaries for the fiscal periods then ended.

                    (h) No Material Adverse Change. Except for the effect of adverse market conditions in the petroleum industry generally since January 31, 1984 through the date of this Agreement there has been no material adverse change in the business or financial condition of Buyer, its Subsidiar-

ies or, to the best of Buyer’s knowledge, Alpha Portland or its Subsidiaries, taken as a whole.

                    (i) Disclosure. No representation or warranty made by Buyer in this Agreement or as provided herein contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not false or misleading.

                    8. The Closing. (a) Each party agrees that it will promptly begin preparing for Closing by commencing performance of the respective obligations hereunder. At such time that all of the conditions to Closing of this Agreement are fulfilled, the Closing shall be held on a date agreed upon by the parties which shall be on or before January 31, 1985 (the “Closing Date”) effective as of the close of business on the day immediately preceding the Closing Date (the “Closing Time”). If the Closing does not occur by January 31, 1985 by reason of the circumstances set forth in Sections 10(a) or (i) or 11(a) herein, any of the parties may, at its option, at any time up to 15 days prior to January 31, 1985, or such previously extended Closing Date, elect, from time to time, to extend such January 31, 1985 Closing Date to a Closing Date or Dates which in no event shall be later than March 31, 1985.

                    (b) The Closing shall take place on the Closing Date at such mutually convenient time and place as shall be agreed upon by the parties.

                    (c) In the event that GRMC cannot transfer the assets comprising its distribution terminal located in Newark, New Jersey (the “Newark Terminal”) to the Buyer or the Realty Company, as the case may be, on the Closing Date because GRMC has not fully complied with ECRA at that time, it is understood and agreed that the parties hereto will enter into the ECRA Agreement and the Newark Terminal shall be so transferred promptly after compliance with ECRA. Until such transfer, Buyer or the Realty Company, as the case may be, shall not pay GRMC that part of the purchase price allocable hereunder to the Newark Terminal, and GRMC shall continue to occupy and operate the Newark Terminal solely for the account of Buyer subject to the terms and conditions of this Agreement and further subject to Buyer reimbursing GRMC for all operating costs it may incur (including customary maintenance costs and real property taxes) from the Closing Date to the transfer date in respect of the Newark Terminal; provided, however, that the Buyer and its agents shall have the right to enter the premises for the purposes of assisting GRMC in such operation and operating Buyer’s business. Except for the foregoing reimbursement obligations, GRMC shall receive no fee for such operation, shall be solely responsible for such operation, and GRMC and the Buyer shall at all times be independent contractors with respect thereto.

                    9. Certain Covenants. (a) Conduct of the Operation’s Business. (i) Except as disclosed in Exhibit B hereto, from January 1, 1984 through the date of this Agreement, GOC and GRMC have conducted, and Texaco has caused to be conducted, and from the date hereof up to and including the Closing Date, GOC and GRMC shall conduct, and Texaco will cause to be conducted, the business of the Operation only in the ordinary course, and GOC and GRMC will not do or cause to be done, and Texaco will ensure that no party shall do or cause to be done, anything which is represented and warranted not to have been done in this Agreement.

                              (ii) In addition, GOC and GRMC will not, and Texaco will ensure that GOC and GRMC will not, except as otherwise permitted by this Agreement or consented to in writing by Buyer:

(A) knowingly fail to comply with any laws, ordinances, regulations or other governmental restrictions applicable in any respect to the Operation or any of the Assets;

(B) grant any powers of attorney to act for the Operation;

(C) mortgage or pledge or otherwise encumber any of the Assets;

          (D) sell, assign or transfer any service stations, or any of the other Assets, other than in the ordinary course of business of the Operation or as contemplated by the provisions of Section 1(a)(i) herein;

(E) cancel or terminate any contract, agreement or other instrument material to the Operation; or

(F) engage in or enter into any material transaction with respect to the business of the Operation of any nature not expressly provided for herein, except transactions in the ordinary course of business and except transactions which do not exceed $10,000 individually or $100,000 in the aggregate.

(iii) GOC and GRMC shall, and Texaco shall ensure that GOC and GRMC shall, until the Closing Date:

(A) maintain in full force and effect the insurance policies set forth in Schedule B hereto (or policies providing substantially the same coverage);

          (B) take such action as may reasonably be necessary to preserve the Assets, wherever located, which are material to the business of the Operation, including, without limitation, the distribution terminals owned by GRMC;

          (C) maintain its books and records in accordance with generally accepted accounting principles and in the manner consistent with past practices and promptly advise Buyer in writing of any material adverse change in the condition (financial or otherwise) of the Assets or the Operation; and

          (D) use its best efforts (w) to preserve the business organization of the Operation intact, (x) to continue its operations at its present levels, (y) to keep available to Buyer the services of the Operations personnel and (z) to preserve for Buyer the goodwill of the Operation’s suppliers, customers, creditors and others having business relations with it.

                    (b) Access to the Operation’s Business; Confidentiality. GOC and GRMC shall furnish, and Texaco shall ensure that GOC and GRMC shall furnish, to Buyer and Buyer’s attorneys, accountants, agents and representatives (“Representatives”) all information Buyer reasonably requests regarding the Operation, including all relevant financial information with respect to the Operation, and shall afford Buyer and its Representatives such opportunities and access, at such times and in such manner as is reasonably acceptable to Texaco, GOC or GRMC to such books, records, Assets, Properties, and other facilities of the Operation as they may reasonably request to investigate the accuracy and completeness of such information, and Buyer or its Representatives shall have the right to reasonably reproduce any papers in connection with any such examination of the Operation by Buyer or its Representatives; provided, however, that Buyer agrees to hold in strict confidence all such information in accordance with (x) the terms of the Confidentiality Agreement, and (y) the provisions of Paragraph 23 of the Memorandum of Agreement; and provided, that Buyer’s Representatives enter into similar confidentiality agreements at the request of Texaco, GOC or GRMC; and provided, further, that with respect to any such books and records not exclusively related to the Operation, Texaco, GOC or GRMC may make and deliver, and permit inspection of, excerpts of such information as may be reasonably requested by Buyer or its Representatives.

                    (c) Best Efforts; Mutual Cooperation; Performance. Texaco and GRMC agree to use their respective best efforts (i) to cure title to any of the assets as provided in Section l(c)(i) herein, (ii) to obtain all necessary consents to assignments and transfers pursuant to Section 5 herein, (iii) to conduct the business and provide information to Buyer in accordance with Sections 9(a) and 9(b) herein, and (iv) to assist Buyer, if Buyer elects to hire former GOC Group personnel, pursuant to Section 9(f) herein.

The parties hereto agree that in curing title to assets and obtaining all necessary consents as provided in clauses (i) and (ii) of the preceding sentence, Texaco or GRMC will pay any required amounts up to, but not in excess of, $100,000 in the aggregate. Texaco, GOC and GRMC agree that whenever it is appropriate or necessary for the Realty Company to perform obligations or exercise rights under this Agreement or the Related Agreements other than as set forth in Section 2(a) herein, Buyer will give reasonable written notice thereof to Texaco, GOC or GRMC as may be appropriate and Texaco, GOC and GRMC will accept such performance or honor such exercise; provided that any such performance or exercise will not constitute or be deemed to constitute an assignment of Buyer’s rights and obligations hereunder and if such performance or exercise is not satisfactory, it will not relieve Buyer from any of its obligations or liabilities hereunder or thereunder.

                    (d) Accounts Receivable. The transaction contemplated by this Agreement does not include the transfer to Buyer by GRMC of the Receivables, other than the Dealer Amortizations, of the Operation which originated on or prior to the Closing Date. However, during the sixty day period commencing on the Closing Date (the “Collection Period”). Buyer agrees to use its best efforts, in accordance with Buyer’s customary collection procedure, and at GRMC’s expense with respect to out-of-pocket costs incurred, to collect on behalf of GRMC the Receivables retained by GRMC hereunder; provided, however, Buyer shall have no obligation to institute any legal proceedings to collect such Receivables, or to give preference to the collection of the Receivables over the collection of its own accounts receivable. Buyer agrees to pay GRMC on a weekly basis the amount of any and all monies received by Buyer relating to the Receivables retained by GRMC hereunder. At the end of the Collection Period, or such earlier date as may be requested by GRMC, Buyer will return to GRMC all of the Receivables (and related documents) which originated on or prior to the Closing Date and remain uncollected.

                    (e) Agreements with Franchisees. Buyer agrees that promptly after the Closing it will confirm in writing to each service station dealer or retailer, contract third-party dealer or retailer or jobber or distributor (collectively, “Franchisees”) whose lease, supply contract and/or distributor agreement is assigned to Buyer at the Closing, the continuance of all existing arrangements between GOC and GRMC and the Franchisees which Buyer is assuming under Section 3 herein, including the right to use the Trademarks at each such service station. Buyer further agrees that promptly after the Closing it will also offer in writing to each Franchisee whose lease, supply contract and/or distributor agreement is assigned to Buyer at the Closing, an agreement or contract wherein Buyer will agree and obligate itself to afford to each such Franchisee the same protection and rights currently provided to it as a franchisee under PMPA, provided that such Franchisee agrees and undertakes to perform all duties and obligations imposed on it as a franchisee under PMPA as if the terms of PMPA were applicable as a matter of law to the relationship existing between Buyer and such Franchisee, and Buyer were a “franchisor” and Franchisee were a “franchisee” as those terms are defined in PMPA. Buyer also agrees that, for purposes of satisfying the requirements of PMPA, GOC end GRMC may permit (x) the Franchisees of the service stations in the Territory which GRMC is retaining pursuant to Section 1(c) herein, and (y), after the transfer of the Trademarks to User pursuant to Paragraph 17 of the Trademark License Agreement, the Franchisees of, or in respect of, service stations in the United States outside the Territory to continue to use the Trademarks under license from Buyer to Texaco, GOC and/or their affiliates on the same terms and conditions as set forth in the Trademark License Agreement until the expiration of each such Franchisees’ respective then current franchise agreement, or such later time as may be required by order of a court of competent jurisdiction (provided that Texaco shall have made a bona fide offer of a Texaco franchise to such Franchisee).

                    It is understood and agreed that Texaco, GOC and GRMC shall have the right and obligation, in furtherance of Texaco’s obligation to divest under the Consent Decree, not less than 90 days prior to the date the Trademarks are transferred and assigned to Buyer pursuant to Paragraph 17 of the Trademark License Agreement, to send notices of termination to each Franchisee (substantially in the form heretofore delivered by GRMC to Buyer) notifying each Franchisee that such franchise will be terminated effective as of the date the Trademarks are transferred and assigned to Buyer.

                    Buyer agrees that such notices of termination shall not be construed to be a breach of any obligation owed Buyer under this Agreement or elsewhere. Buyer further understands and agrees that in any legal proceeding which may arise from such notices, Texaco, GOC and GRMC will be bound to abide by any judgment or order in such legal proceeding and Buyer agrees that compliance with such judgment or order shall not be construed to be a breach of any obligation owed Buyer under this Agreement or elsewhere.

                    (f) Employees. It is understood and agreed that Texaco, GOC and GRMC shall not transfer any employees to Buyer and Buyer shall, pursuant to this Agreement, assume no liabilities or obligations therefor, including, without limitation, no liabilities or obligations with respect to wages, pensions, insurance, vacation, severance or termination pay, withholding or unemployment or other taxes, collective bargaining agreements between Texaco or any member of the GOC Group and any bargaining unit or union representing employees of Texaco or any member of the GOC Group or other employee benefit plans or arrangements. Texaco, GOC and GRMC will use reasonable efforts to assist Buyer in the event that Buyer elects to hire any personnel who previously were employed by any of the members of the GOC Group. It is further understood and agreed that the currently existing arrangements with respect to the loan of GRMC’s personnel to Buyer will continue until the Closing Date, provided that Buyer continues to reimburse GRMC in the manner previously agreed upon.

                    (g) Antitrust Compliance. Each of GOC, GRMC and Buyer agrees to use, and if required, Texaco shall cause GOC and GRMC to use, its best efforts to comply as promptly as practicable with all statutes administered by, and the rules and regulations of, the FTC and the United States Department of Justice in connection with the transaction contemplated by this Agreement, including complying as promptly as practicable with any requests for information. Without limiting the foregoing, Buyer and Texaco agree to use their respective best efforts to have Buyer approved by the FTC as the purchaser of the Operation under the Consent Decree.

                    (h) Negotiations With Third Parties. The parties have incurred and will incur by the nature of the negotiations and investigations regarding this Agreement and the Memorandum of Agreement substantial expenses with respect to the subject matter of this Agreement. Accordingly, Texaco, GOC and GRMC represent and warrant to Buyer that they have ceased, and agree that they will not commence, negotiating with other third parties for the sale of any or all of the Operation. Texaco, GOC and GRMC further agree not to solicit any inquiries or proposals from, or to negotiate with, or provide any information to, any other person, firm or corporation relating to the sale of any or all of the Operation.

                    (i) Use of Trademark. Texaco, GOC and GRMC consent to the use of the Trademarks as provided in the Trademark License Agreement. Texaco, GOC and GRMC also consent to the use by Buyer, and by one or more corporations or unincorporated divisions which may be organized by Buyer, and agree to cooperate with Buyer in obtaining the use, of one or more corporate, divisional or partnership names containing the word “GETTY” to the extent permitted by Paragraph 18 of the Trademark License Agreement. Further, Texaco, GOC and GRMC agree not to use the Trademarks in any petroleum marketing or refining operations in the jurisdictions enumerated in Paragraph 1 of the Trademark License Agreement, including, without limitation, in the Delaware Refinery, except such use as is allowed by Section 9(e) herein.

                    (j) Conduct of Buyer’s Business. Buyer agrees that, from the date hereof up to and including the Closing Date, Buyer will not merge, consolidate, reorganize, liquidate or dissolve or enter into any agreement with respect thereto.

                    (k) Notice of Material Adverse Change in Buyer’s Business. Buyer will notify Texaco of any event (other than changes in general economic conditions or changes generally affecting the petroleum industry) from and after the date hereof up to and including the Closing Date, which, in Buyer’s good faith and reasonable judgment, materially adversely affects the business of Buyer and its subsidiaries, taken as a whole.

                    (l) Notice of Material Adverse Change in the Operation. Texaco, GOC and GRMC will each notify Buyer of any event (other than changes in general economic conditions or changes generally affecting the petroleum industry) from and after the date hereof up to and including the Closing Date, which, in their good faith and reasonable judgment, materially adversely affects the business of the Operation.

                    (m) Powers of Attorney. At or prior to the Closing, all powers of attorney relating to the Operation shall be revoked by their terms or Texaco, GOC or GRMC shall revoke them or cause them to be revoked.

                    (n) Removal of Excluded Assets. Buyer agrees that GRMC shall have 90 days after the Closing Date to remove any of the excluded assets listed on Exhibit E from the Properties. Such removals shall be done only upon reasonable advance notice to Buyer and during normal business hours. Texaco agrees to indemnify Buyer pursuant to Section 13(b) herein for any damages caused by GRMC or its agents by or during such removals. In the event that such excluded assets are not removed during such ninety (90) day period, such excluded assets will thereafter become the property of Buyer without any adjustment to the final purchase price under this Agreement.

                    (o) No Franchise Created; Mutual Cancellation Agreement. The parties further understand and agree that none of them has any intention or desire to create any franchise relationship between Texaco, GOC or GRMC and Buyer that is subject to the provisions of the PMPA or any similar state or local government law, regulation or ordinance by virtue of entering into this Agreement, the Trademark License Agreement, the Supply Agreement, or any other agreement among the parties; provided, however, that nothing herein shall terminate, amend, affect or alter the existing agreements between Texaco and Leemilts Petroleum, Inc. The foregoing sentence is not intended by the parties hereto to affect any rights of Franchisees under PMPA or any similar state or local government law, rule or regulation. The parties further understand and agree that the transfer of the Trademarks to Buyer pursuant to Paragraph 17 of the Trademark License Agreement will be, and it is their intention to construe it as, an event which would make termination of any franchise or franchise relationship between the parties reasonable if it were ever determined by a court of competent jurisdiction that such relationship arose.

                    In furtherance of the foregoing, the parties agree that not more than 12 days and not less than 8 days prior to the transfer of the Trademarks pursuant to Paragraph 17 of the Trademark License Agreement, the parties and the Realty Company shall enter into a mutual cancellation of any and all franchise and/or franchise relationship rights among the parties and the Realty Company. The effective date of such mutual cancellation shall be the date on which the Trademarks are transferred and assigned to Buyer pursuant to Paragraph 17 of the Trademark License Agreement. The mutual cancellation agreement shall be substantially in the form of Exhibit O hereto (the “Mutual Cancellation Agreement”).

                    (p) Maintenance Support. Provided that Buyer is not in default under this Agreement or any of the Related Agreements, GRMC agrees that it will pay Buyer amounts up to and including $560,000 per year for each of the first three years after the Closing Date in maintenance support for the service stations and distribution terminals (including all related equipment) transferred to Buyer under this Agreement. Such maintenance support shall be paid promptly by GRMC against third-party vendor invoices for work actually performed, materials or supplies used or equipment repaired or installed at such service stations and distribution terminals (including all related equipment).

                    (q) Financial Information. From and after the date hereof and until such time as the Subordinated Note shall have been paid in full, Buyer will provide Texaco with copies of all (i) reports and other financial information filed by it after the date hereof with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) (x) unaudited financial statements of the Realty Company within 45 days after the end of each fiscal quarter of the Realty Company and (y) audited (by Coopers & Lybrand or other nationally recognized firm of independent certified public accountants) financial statements of the Realty Company within 90 days after the end of each fiscal year of the Realty Company.

                    10. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Buyer, on or prior to the Closing Date, of the following conditions:

                    (a) Antitrust Compliance. Buyer shall have been approved by the FTC as the purchaser of the Operation under the Consent Decree. No preliminary or permanent injunction, court order, order issued by or consent decree entered into with the FTC, or other regulatory restraint shall be in effect which prevents Texaco, any member of the GOC Group or Buyer from performing any of its obligations hereunder and, after reasonably diligent efforts to remove same, remains in effect at the Closing Date, as it may be extended pursuant to Section 8 herein.

                    (b) Approvals and Consents. Except as set forth in Exhibit L hereto, Texaco, GOC and GRMC shall have obtained all requisite approvals and consents from governmental or regulatory bodies or agencies or pursuant to leases, mortgages, contracts, agreements, permits or licenses for the transfer of the Assets to Buyer in the manner contemplated by this Agreement.

                    (c) Trademarks. Buyer shall be satisfied that there are no material limitations on Buyer’s ability to use the Trademarks after the Closing in the manner contemplated by the Trademark License Agreement in the jurisdictions enumerated therein.

                    (d) PMPA Compliance. Buyer shall be satisfied that the parties have complied with the PMPA and any other similar state or local government law, regulation or ordinance pertaining to service stations.

                    (e) Representations and Warranties True at the Closing Date. The representations and warranties of Texaco, GOC and GRMC contained in this Agreement shall be deemed to have been made again on and as of the Closing Date and shall then be true and correct in all material respects, and on the Closing Date, each of Texaco, GOC and GRMC shall have delivered to Buyer a certificate to such effect signed by the Vice Chairman of the Board and by the principal financial officer in the case of Texaco, and by the President or any Vice President and the principal financial officer in the case of GOC and GRMC.

                    (f) Performance by Texaco, GOC and GRMC. Each of the obligations of Texaco, GOC and GRMC to be performed by them on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed by the Closing Date and, on the Closing Date, each of Texaco, GOC and GRMC shall have delivered to Buyer a certificate to such effect signed by the Vice Chairman of the Board and by the principal financial officer in the case of Texaco, and by the President or any Vice President and the principal financial officer in the case of GOC and GRMC.

                    (g) Authority. All action required to be taken by, or on the part of, Texaco or any member of the GOC Group to authorize the execution, delivery and performance of this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement and the Memorandum of Agreement and the consummation of the transaction contemplated hereby and thereby shall have been duly and velidly taken by the Boards of Directors (or Executive Committees) of Texaco and the members of the GOC Group, as appropriate.

                    (h) Opinion of Texaco’s Counsel. There shall have been delivered to Buyer an opinion of Arthur G. Taylor, Esq., a General Attorney of Texaco, dated the Closing Date and addressed to Buyer, to the effect that:

               (i) Texaco, GOC and GRMC are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have corporate power to carry on the business of the Operation as it is then being conducted (including the power to own or lease the Assets);

               (ii) Texaco and each member of the GOC Group, as appropriate, have full corporate power and authority to enter into this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement and the Memorandum of Agreement and to carry out their respective obligations thereunder; the execution, delivery and performance of this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement and the Memorandum of Agreement by Texaco and by each member of the GOC Group, as appropriate, including without limitation the sale, conveyance, assignment, transfer and delivery of the Assets as provided herein and therein, have been duly authorized and approved by all requisite corporate action of Texaco and of each member of the GOC Group, as appropriate, and, this Agreement, the Related Agreements (other than the Mutual Cancellation Agreement), the Operative Documents, the Confidentiality Agreement and the Memorandum of Agreement have been duly executed and delivered by Texaco and by each member of the GOC Group, as appropriate, pursuant to such authorization and constitute valid and binding obligations of Texaco and of each member of the GOC Group, as appropriate, enforceable in accordance with their respective terms;

          (iii) Neither the execution and delivery of this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement or the Memorandum of Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance by Texaco or any member of the GOC Group with any of the provisions hereof or thereof will (x) violate or conflict with, or result in a breach of any provisions of the Certificate of Incorporation or By-laws of Texaco or any member of the GOC Group, (y) to the best of such counsel’s knowledge, violate, conflict with, result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation of which such counsel has knowledges to which Texaco or any member of the GOC Group is a party, or by which Texaco or any member of the GOC Group or any of the Assets may be bound or affected, except for any such conflict, breach or default heretofore disclosed in writing by Texaco to Buyer as to which requisite waivers or consents (specifying such waivers or consents) shall have been obtained by Texaco or any member of the GOC Group by the Closing Date, or (z) violate any order, writ, injunction or decree, of which such counsel has knowledge, or any statute, rule or regulation applicable to Texaco or any member of the GOC Group, the Operation or any of the Assets;

(iv) To the best of such counsel’s knowledge, the Assets are free and clear of any and all liens and encumbrances except as otherwise disclosed in Exhibit L hereto;

          (v) Except as otherwise disclosed in Exhibit M hereto, such counsel does not know of any litigation, proceeding, labor dispute (other than routine grievance procedures) arbitration or governmental investigation pending or threatened against Texaco or any member of the GOC Group with respect to the business of, or otherwise relating to, the Operation, or the Assets, or the transaction contemplated by this Agreement, or Operation personnel in reference to actions taken by them in such capacities or of any legal impediment to the operation of the Properties and business of the Operation in the ordinary course;

          (vi) The Deeds, Bills of Sale and other instruments of conveyance and transfer referred to in Section 4 herein are valid in accordance with their terms and effectively vest in Buyer or the Realty Company good title in and to the Assets, free and clear of all liens, claims and security interests whatsoever, except as disclosed in Exhibit L hereto (assuming that Buyer or the Realty Company has no actual knowledge of any adverse claims to the Assets and that Buyer or the Realty Company is duly authorized and empowered to accept title to the Assets);

(vii) The merger provided for in the Merger Agreement has been completed; and

          (viii) No consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with any Federal or state court, administrative agency or other governmental authority is required on the part of Texaco or any member of the GOC Group in connection with the execution and delivery by Texaco GOC or GRMC of this Agreement, the Related Agreements, the Operative Documents, the Confidentiality Agreement and the Memorandum of Agreement or the consummation of the transactions contemplated hereby and thereby.

                    The opinion of Texaco’s counsel may (x) rely on the opinion of GOC’s counsel as to matters involving GOC or any member of the GOC Group, (y) be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally, and (z) be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity. In addition, any matters as to which Texaco’s counsel is required to state an opinion based on his knowledge shall be made after due inquiry of the legal staff of Texaco and of the legal staff of each member of the GOC Group.

                    (i) Litigation. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency challenging the purchase of the Assets by Buyer or which may in the reasonable judgment of Buyer otherwise affect Buyer, the Assets or the Operation in a manner which is materially adverse.

                    (j) No Material Adverse Changes or New Facts. There shall not, in Buyer’s judgment, have been since December 31, 1983 any development which materially adversely affects, or is reasonably likely to materially adversely affect, the Assets or the Operation (other than changes in general economic conditions or changes generally affecting the petroleum industry). Neither shall Buyer have discovered any fact which in its judgment materially and adversely affects the Operation or the Properties taken as a whole and not disclosed to it pursuant to this Agreement.

                    (k) Assets. GRMC or GOC shall have title to all of the Assets, free and clear of all claims, liens, security interests, charges and encumbrances except as set forth in Exhibit L hereto. The Deeds, Bills of Sale and other instruments of conveyance and transfer referred to in Section

4 herein shall have been duly and validly executed and delivered and shall effectively vest in Buyer or the Realty Company, as the case may be, title to all of the Assets free and clear of any lien, security interest or encumbrance, except as set forth in Exhibit L hereto.

                    (1) Forms of Documents. Buyer shall have approved the forms of the Operative Documents, the Subordinated Note and the Security Instruments, which approval shall not be unreasonably withheld.

                    11. Conditions to Obligations of Texaco, GOC and GRMC. The obligations of Texaco, GOC and GRMC to consummate the transaction contemplated hereby shall be subject to the fulfillment, or the waiver by Texaco, GOC and GRMC on or prior to the Closing Date, of the following conditions:

                    (a) Antitrust Compliance. No preliminary or permanent injunction, court order, order issued by or consent decree entered into with the FTC, or other regulatory restraint shall be in effect which prevents Texaco, any member of the GOC Group or Buyer from performing any of its obligations hereunder and, after reasonably diligent efforts to remove same, remains in effect at the Closing Date, as it may be extended pursuant to Section 8 herein.

                    (b) Representations and Warranties True at the Closing Date. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects, and on the Clos-

ing Date, Buyer shall hava delivered to Texaco a certificate to such effect, signed by its President and by its Chief Financial Officer.

                    (c) Buyer’s Performance. The Realty Company shall have executed the acknowledgment on the last page of this Agreement; and Buyer or the Realty Company, as the case may be, shall on the Closing Date pay to GRMC the purchase price for the Assets as provided in Section 2 herein and shall assume all of the obligations to be assumed by it pursuant to Section 3 herein.

                     (d) Authority. All action required to be taken by, or on the part of, Buyer or the Realty Company to authorize the execution, delivery and performance of this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement and the Memorandum of Agreement by it, and the consummation of the transaction contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of Buyer or the general partners of the Realty Company.

                     (e) Opinion of Buyer’s Counsel. There shall have been delivered to Texaco an opinion of Buyer’s counsel, Messrs. Dewey, Ballantine, Bushby, Palmer & Wood, dated the Closing Date and addressed to Texaco, GOC and GRMC, to the effect that:

(i) Buyer is a corporation duly organized and existing and in good standing under the laws of the State of Delaware;

(ii) The Realty Company is a limited partnership duly organized and validly existing under the laws of the State of New York;

                (iii) Buyer and the Realty Company each has, as necessary, full power and authority to enter into this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement and the Memorandum of Agreement and to carry out their obligations thereunder; all requisite corporate action has been taken by the Board of Directors of Buyer and by the general partners of the Realty Company, as the case may be, to authorize the execution, delivery and performance of this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement and the Memorandum of Agreement by Buyer or the Realty Company, as the case may be, and, this Agreement, the Related Agreements (other than the Mutual Cancellation Agreement), Buyer’s Documents, the Confidentiality Agreement and the Memorandum of Agreement have been executed and delivered by Buyer or the Realty Company, as the case may be, pursuant to such authorization and constitute the valid and binding obligation of Buyer or the Realty Company, as the case may be, enforceable in accordance with their respective terms;

                (iv) Neither the execution and delivery of this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement and the Memorandum of Agreement nor the consummation of the transactions contemplated hereby and thereby nor compliance by Buyer or the Realty Company with any of the provisions hereof or thereof will (x) violate, or conflict with, or will result in a breach of any provisions of the Certificate of Incorporation or By-laws of Buyer or, if applicable, the Partnership Agreement of the Realty Company, (y) to the best of such counsel’s knowledge, violate, conflict with, result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Collateral under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license agreement or other instrument or obligation known to such counsel by which any of the Collateral may be bound or affected, except for such conflict, breach or default disclosed in writing by Buyer to

Texaco as to which requisite waivers or consents (specifying such waivers or consents) shall have been obtained by the Closing Date, or (z) violate any order, writ, injunction or decree, of which such counsel has knowledge, or any statute, rule or regulation applicable to, or affecting, any of the Collateral;

                (v) The Security Instruments create a valid and continuing lien and security interest in the Collateral in favor of GRMC, subject to no other lien, security interest or adverse claim except as described in the Second Mortgages and Deeds of Trust; and

                (vi) No consent, approval, permission or other authorization of or by, or designation, declaration, filing, registration or qualification with any Federal or state court, administrative agency or other governmental authority is required on the part of Buyer or, as applicable, the Realty Company in connection with the execution and delivery of this Agreement, the Related Agreements, Buyer’s Documents, the Confidentiality Agreement or the Memorandum of Agreement by the Buyer or the consummation of the transactions contemplated hereby and thereby.

                    The opinion of Buyer’s counsel may (y) be given subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally, and (z) be limited to the extent that enforcement may be affected by the availability of equitable remedies or the applicability of principles of equity.

                     (f) Forms of Documents. Texaco and GRMC shall have approved the forms of the Operative Documents, the Subordinated Note, the Security Instruments and the PT Leases, which approval shall not be unreasonably withheld.

                    12. Bulk Sales Act. The parties hereby waive compliance with the provisions of any applicable bulk sales laws, including Article 6 of the Uniform Commercial Code. Texaco, GOC and GRMC, jointly and severally, agree to indemnify and hold harmless Buyer and the Realty Company from and against any and all losses, claims, demands, damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature, or description, arising out of or resulting from any failure to comply with any applicable bulk sales law. Buyer shall give Texaco notice of any such claim for indemnification in accordance with Section 13(e) herein.

                    13. Nature and Survival of Representations; Indemnification; etc.

                     (a) Nature and Survival of Covenants, Representations and Warranties. All statements contained in any Schedule or Exhibit hereto or in any certificate or instrument of conveyance delivered by or on behalf of Texaco, GOC and GRMC pursuant to this Agreement or in connection with the transaction contemplated hereby, except for covenants, shall be deemed representations and warranties by Texaco, GOC and GRMC hereunder. All covenants, representations and warranties of Texaco, GOC and GRMC made in this Agreement shall survive the Closing Date, notwithstanding any investigation at any time made by or on behalf of Buyer, except that all representations and warranties will terminate two years after the Closing Date.

                    All statements contained in any Schedule or Exhibit hereto or in any certificate or instrument of conveyance delivered by or on behalf of Buyer pursuant to this Agreement or in connection with the transaction contemplated hereby, except for covenants, shall be deemed representations and warranties by Buyer hereunder. All covenants, representations and warranties of Buyer made in this Agreement shall survive the Closing Date, notwithstanding any investigation at any time made by or on behalf of Texaco, GOC and GRMC, except that all representations and warranties will terminate two years after the Closing Date.

                     (b) Agreement by Texaco, GOC and GRMC to Indemnify. In addition to indemnifying Buyer and the Realty Company in accordance with Sections 9(n) or 12 herein, Texaco, GOC and GRMC, jointly and severally, agree, as part of the consideration for the transaction which is the subject of this Agreement, to indemnify and hold harmless Buyer and the Realty Company from and against any and all claims, demands or causes of action and any liability, cost, expense (including but not limited to reasonable attorney’s fees and expenses incurred in defense of Buyer and the Realty Company), damage or loss which may be asserted by Buyer and the Realty Company or any other party or parties, on account of acts or omissions on the part of Texaco or any member of the GOC Group in respect of the Operation on or prior to the Closing Date, including, without limitation, (x) any loss due to any breach of a representation, warranty or covenant hereunder, (y) any loss on account of personal injury or death or property damage caused by or arising out of any event or occurrence happening on or prior to the Closing Date at the Operation, and (z) any loss resulting from any event, occurrence, condition or state of repair at the Oper-

ation which came into existence before the Closing Date, resulting from, but not limited to, the personal property, fixtures, equipment, underground storage tanks and connecting piping whether above or below ground, or any use thereof; provided, that Buyer and the Realty Company shall not be indemnified by Texaco, GOC or GRMC with respect to any claims asserted against Buyer and the Realty Company or by Buyer and the Realty Company against Texaco, GOC or GRMC more than one year after the Closing Date regarding leaks or seepage from underground tanks or connecting piping whether above or below ground. Notwithstanding the indemnification by Texaco, GOC and GRMC set forth in the preceding sentence with respect to damage caused by underground storage tanks or connecting piping, whether above or below ground, Buyer agrees that it will be responsible for the repair or replacement of all equipment purchased pursuant to this Agreement, including without limitation underground storage tanks and connecting piping, whether above or below ground, which require repair or replacement after the Closing. Buyer agrees that it will not assert any claims (other than claims for indemnification hereunder) or causes of action against Texaco or the GOC Group for leaking tanks or piping or underground leaks, unless Texaco fails to abide by and perform the foregoing indemnification. It is understood and agreed that the foregoing indemnification shall include any claims or proceedings asserted by the U.S. Environmental Protection Agency where the contamination of gasoline (or allegation thereof) was caused by Texaco’s, GOC’s or GRMC’s acts or omissions.

                    Texaco, GOC and GRMC, jointly and severally, also agree to indemnify and hold harmless Buyer and the Realty Company with respect to costs, expenses (including, but not limited to, reasonable attorney’s fees and expenses incurred in defense of Buyer and the Realty Company), judgments, assessments and other losses incurred by Buyer and the Realty Company as a result of non-compliance (or alleged non-compliance) by Texaco or any member of the GOC Group in respect of the Operation prior to the Closing with PMPA or other similar state or local government law, regulation or ordinance pertaining to service stations; provided, however, that when such alleged non-compliance is a result of the transaction which is the subject of this Agreement, the Buyer and the Realty Company shall be indemnified pursuant to Sections 13(d) or (f) herein.

                    (c) Buyer’s Agreement to Indemnify. Buyer agrees, as a part of the consideration for the transaction which is the subject of this Agreement, to indemnify and hold harmless Texaco, GOC and GRMC from and against any and all claims, demands or causes of action and any liability, cost, expense (including but not limited to reasonable attorney’s fees and expenses incurred in defense of Texaco, GOC and GRMC), damage or loss which may be asserted by Texaco, GOC or GRMC or any other party or parties, on account of Buyer’s or the Realty Company’s acts or omissions in respect of the Operation (including, without limitation, acts or omissions of Franchisees who use the Trademarks through Buyer) after the Closing Date, including, without limitation, (x) any loss due to any breach of a representation, warranty or covenant hereunder, (y) any loss on account of personal injury or death or property damage caused by or arising out of any event or occurrence happening after the Closing Date at the Operation, and (z) any loss resulting from any event, occurrence, condition or state of repair at the Operation which came into existence after the Closing Date resulting from, but not limited to, the personal property, fixtures, equipment, underground storage tanks and connecting piping, whether above or below ground, or any use thereof. It is understood and agreed that the foregoing indemnification shall include any claims or proceedings asserted by the U.S. Environmental Protection Agency where the contamination of gasoline (or allegation thereof) was caused by Buyer or the Realty Company’s acts or omissions.

                    Buyer also agrees to indemnify and hold harmless Texaco, GOC and GRMC with respect to costs, expenses (including, but not limited to, reasonable attorney’s fees and expenses incurred in defense of Texaco, GOC and GRMC), judgments, assessments and other losses incurred by Texaco, GOC or GRMC as a result of acts or omissions resulting in non-compliance (or alleged non-compliance) by the Buyer or the Realty Company in respect of the Operation after the Closing Date (other than as a result of the transaction which is the subject of this Agreement) with PMPA or other similar state or loca1 government law, regulation or ordinance pertaining to service stations. For purposes of this paragraph “acts or omissions” shall be deemed to also include “termination or “non-renewal” (and allegations thereof) as such terms are used in PMPA, but shall not be deemed to include any situation where Buyer or the Realty Company has offered to renew a “franchise” (as such term is used in PMPA) in the manner prescribed by PMPA. Further, Buyer and the Realty Company agree that in the event that their acts or omissions are determined by a court of competent jurisdiction to be the event which resulted in the “termination” or “non-renewal,” the foregoing indemnification will apply notwithstanding the fact that it was also alleged that the transaction which is the subject of this Agreement also constituted a violation of PMPA, unless a court of competent jurisdiction shall determine that the transaction which is the subject of this Agreement also constituted a violation of PMPA, in which event Buyer and Texaco (or GRMC, as the case may be) shall share equally in the aforesaid costs, expenses, judgments, assessments and other losses.

                    (d) Indemnity Relating to the Transaction which is the Subject of this Agreement. Texaco, GOC and GRMC, jointly and severally, also agree to indemnify and hold harmless Buyer and the Realty Company with respect to their costs, expenses (excluding attorney’s fees and expenses incurred in defense of Buyer and the Realty Company which shall be borne by Buyer and the Realty Company), judgments, assessments and other losses incurred by Buyer and the Realty Company as a result of non-compliance (or alleged non-compliance) by Texaco or any member of the GOC Group as a result of the transaction which is the subject of this Agreement with PMPA or other similar state or local government law, regulation or ordinance pertaining to Franchisees. Notwithstanding the foregoing, Buyer agrees that it shall be liable for 10% of the judgments, assessments, settlements and other losses enumerated in the preceding sentence (whether arising out of individual actions hereunder or class actions as set forth in Section 13(f) herein), but such liability shall not exceed in the aggregate $1 million; provided, however, that the attorneys’ fees and expenses of Buyer and the Realty Company in connection therewith shall not be included in such $1 million. The parties agree that the foregoing indemnification applies only to claims or causes of action asserted by third parties against Buyer or the Realty Company and that Texaco, GOC and GRMC shall not be responsible to Buyer or the Realty Company for the consequences of any injunctive relief therefrom, including, without limitation, any order or requirement that Buyer or the Realty Company divest itself of any of the assets acquired hereunder, except as and to the extent provided in Section 2(d) herein. Buyer agrees, on behalf of itself and the Realty Company, that it will not assert any claims (other than claims for indemnification hereunder) or causes of action against Texaco or the GOC Group for violation of PMPA or other similar state or local government law, regulation or ordinance pertaining to service stations arising out of the transaction which is the subject of this Agreement, unless Texaco fails to comply with Section 2(d) herein or fails to abide by or comply with the foregoing indemnification.

                    (e) Defense; Notice of Claims. Except as provided in Sections 13(d) or (f) herein, each party shall retain its own counsel and defend itself, subject to being reimbursed by the indemnifying party for reasonable attorneys’ fees and expenses pursuant to this Section 13. The indemnified party agrees to give the indemnifying party thirty (30) days written notice of any action, suit, proceeding or discovery of fact upon which the indemnified party intends to base a claim for indemnification (“Claim”) under Sections 9(n) or 12 or subsections (b), (c) and (d) of this Section 13. Failure by the indemnified party to notify the indemnifying party shall relieve the indemnifying party from any liability under this Agreement to the indemnified party with respect to such a Claim. Except as provided in Sections 13(d) or (f) herein, the indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party’s defense of any claim, demand, lawsuit or other proceeding in connection with which indemnification is claimed hereunder. With respect to any issue involved in such claim, demand, lawsuit or other proceeding as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to settle or otherwise dispose of such claim, demand, lawsuit or other proceeding on such terms as the indemnifying party, in its sole discretion, shall deem appropriate. In addition, the parties agree to cooperate in any defense or settlement and to give each other full access to all information relevant thereto.

                    (f) PMPA Class Action. Texaco, GOC and GRMC shall, jointly and severally, assume the defense of any cause of action brought by any one or more Franchisees alleging a class action asserting violations of, or rights under, PMPA or other similar state or local government law, regulation or ordinance pertaining to service stations. Buyer and the Realty Company shall have the right to participate in such defense, but they shall bear the costs (including attorneys’ fees and expenses) of their participation and such costs shall not be included in the $1 million referred to in Section 13(d) herein. Texaco, GOC and GRMC, as the indemnifying parties, shall have all of the rights set forth in the penultimate sentence of Section 13(e) herein.

                    (g) Liability Threshold and Right of Set-Off. Notwithstanding anything to the contrary set forth in this Agreement, neither Texaco, GOC or GRMC, nor Buyer or the

Realty Company shall be liable under Section 12 or Subsections (b), (c) and (d) of this Section 13 as a result of any acts or omissions (other than non-compliance with PMPA or other similar state or local government law, regulation or ordinance pertaining to service stations) in respect of the Operation or as a result of the transaction which is the subject of this Agreement except to the extent that the liabilities, costs, expenses (including but not limited to the reasonable attorneys’ fees and expenses incurred in defense of the other party or parties) damages, losses, judgments or assessments incurred by the other party or parties as a result of such acts or omissions shall exceed in the aggregate $100,000.

                    The obligation of any party to indemnify another party under Section 12 or Subsections (b), (c) and (d) of this Section 13 is subject to the indemnifying party’s right to deduct and withhold, by way of set-off, from the payment of any money due the indemnified party, the amount of money by which the indemnified party is in default of payment to the indemnifying party under this Agreement or any one or more of the Related Agreements; provided, however, that both the claim for and the amount of payment are undisputed between the parties.

                    (h) Standard of Materiality. For purposes of the representations and warranties of Texaco, GOC and GRMC made in this Agreement, transactions or events shall be deemed to be material with respect to the business of the Operation or the Assets, taken as a whole, if Buyer or the Realty Company would have a claim for indemnity under Sections 12 or 13 herein (without giving effect to the threshold limitation of Section 13(g) herein) with respect to transactions or events which exceed $10,000 individually or $100,000 in the aggregate.

                    14. Related Agreements. At the Closing, the appropriate parties will enter into the Trademark License Agreement, the Supply Agreement and the Delaware City Handling Agreement and, if required, the ECRA Agreement as set forth below.

                    (a) Trademark License Agreement. At the Closing, Texaco, GOC and Buyer shall enter into a Trademark License Agreement substantially in the form of Exhibit P hereto (the “Trademark License Agreement”) in respect of the Trademarks, including, without limitation, the trade name and trademark “Getty” or any variation thereof or combination of words therewith and as otherwise described in the Trademark License Agreement.

                    (b) Supply Agreement and Delaware City Handling Agreement. At the Closing, Buyer and Texaco shall enter into a Product Supply Agreement substantially in the form of Exhibit Q hereto (the “Supply Agreement”) and related Delaware City Handling Agreement substantially in the form of Exhibit R hereto (the “Delaware City Handling Agreement”) pursuant to which Texaco agrees that for a period of three years after the Closing, it will sell to Buyer, at Buyer’s option, up to (i) 22 million barrels per annum of Buyer’s requirements for gasoline products for the Operation, and (ii) 11 million barrels per annum of Buyer’s requirements for middle distillate petroleum products for the Operation.

                    It is understood and agreed that the prices (and other terms and conditions) to be paid by Buyer for petroleum products to be sold by Texaco under the Supply Agreement for three years were negotiated as part of the total consideration to be paid by Buyer for the Assets to be transferred to Buyer pursuant to this Agreement and that Texaco would not offer such petroleum product prices (and other terms and conditions) for such a lengthy period of time except in the context of the transaction which is the subject of this Agreement. It is also understood and agreed that Texaco’s supply obligation to Buyer under this Agreement and under the Supply Agreement is only for the aforesaid three year term. If Buyer has not obtained alternative sources of supply after the aforesaid three year term of the Supply Agreement, Texaco shall have no obligation to provide petroleum products to Buyer at any price after the expiration of the aforesaid three year term. Buyer agrees to waive, and does hereby waive, any claim that it may have to have petroleum products supplied to it after the aforesaid three year term. Buyer further understands and agrees that if, for any reason, Texaco should at any time enter into negotiations to supply Buyer after the expiration of the Supply Agreement, Buyer shall not assert any right to a price calculated in the manner set forth in the Supply Agreement. The parties agree that this paragraph is not intended to, and does not, apply to any supply arrangements between Texaco and Leemilts Petroleum, Inc.

                    In furtherance of the foregoing, Buyer covenants with Texaco, GOC and GRMC that Buyer will not bring an action in any court or claim before any regulatory agency asserting any rights against Texaco, GOC or GRMC to purchase petroleum products from Texaco, GOC or GRMC after the expiration of the aforesaid three year period.

                    (c) ECRA Agreement. At the Closing, Texaco, GRMC, Buyer and the Realty Company will, if required by the provisions of Section 8(c) hereof, enter into an Agreement regarding the clean-up of the Newark Terminal in compliance with ECRA (the “ECRA Agreement”).

                    15. Terminaling Arrangements. Texaco agrees that, in addition to the arrangements provided for in the Delaware City Handling Agreement, for a period of three years after the Closing it will provide to Buyer at Texaco’s distribution terminals throughput and storage facilities for use by the Operation at then prevailing charges and in mutually agreeable reasonable quantities. Exchange arrangements and in-plant purchase agreements will be entered into on terms as may be mutually agreed upon by the parties. It is understood and agreed that, notwithstanding the foregoing, Texaco has the absolute right in its sole discretion to terminate or reduce the scope of operations at any of its distribution terminals; provided, however, that Buyer shall have the right to use of any of Texaco’s other distribution terminals for the throughput and storage facilities previously made available to Buyer at any such terminal where there is available capacity. Texaco further agrees to cause GRMC to perform all of its obligations under the Delaware City Handling Agreement.

                    16. Specific Performance; Payment of Certain Expenses; Sales and Use Taxes. (a) Each of the parties agree that any actual or threatened breach of any of the covenants or agreements contained in this Agreement shall entitle the other party to apply to any court of competent jurisdiction to enjoin such breach or otherwise enforce the obligations of the defaulting party hereunder. If Texaco, GOC or GRMC are unable to close the transaction due to the circumstances set forth in Section 11(a) herein by the Closing Date (as it may be extended), Texaco, GOC and GRMC agree to reimburse Buyer for its expenses in connection with the transaction which is the subject matter of this Agreement, including without limitation the Memorandum of Agreement, this Agreement and the Related Agreements up to $250,000.

                    (b) Except in accordance with Section 4(a) herein and subsection (a) of this Section 16, each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of the transaction which is the subject matter of this Agreement, including without limitation the Memorandum of

Agreement, this Agreement and the Related Agreements (including without limitation, any and all legal, accounting and other professional fees and expenses), irrespective of whether the transaction closes. However, GRMC, on the one hand, and Buyer, on the other hand, shall each be liable for one-half of all applicable sales and use taxes resulting from the consummation of this transaction.

                    17. Waiver. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

                    18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, telegraphed, or mailed by certified or registered mail, postage prepaid to the following:

Texaco, GOC
and GRMC:

Texaco Inc.
2000 Westchester Avenue
White Plains, New York 10650

Attention: Senior Vice President and General Counsel

with a copy to:

Texaco Inc. 1111 Rusk Avenue Houston, Texas 77002

Attention: President-Texaco USA

Buyer or the Realty Company:

Power Test Corp. 175 Sunnyside Blvd. Plainview, New York 11803

Attention: President

with a copy to:

Dewey, Ballantine, Bushby, Palmer & wood
140 Broadway New York, New York 10005

Attention: Philip E. Coviello, Esq.

or to such other person at such other address as the party to be notified shall have furnished to the other party in writing. All notices, requests, demands and other communications shall be effective upon receipt.

                    19. Entire Agreement; Amendment. This Agreement and the attached Exhibits and Schedules, which are specifically made a part of this Agreement, set forth the entire agreement and understanding of the parties in respect of the transaction contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, including the Memorandum of Agreement; provided, however, that the provisions of Paragraph 23 of the Memorandum of Agreement respecting confidentiality and the Confidentiality Agreement shall survive the signing of this Asset Purchase Agreement. No representation, promise, inducement or statement of intention has been made by the parties which is not embodied in this Agreement, the Schedules or Exhibits hereto, or the written statements, certificates or other documents delivered pursuant hereto, and none of the parties shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by Texaco, GOC, GRMC and Buyer or by their successors and permitted assigns.

                    20. General. This Agreement and the transaction contemplated herein: (a) shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof; (b) shall inure to the benefit of and be binding upon Texaco, GOC, GRMC and Buyer and their respective successors and permitted assigns, nothing in this Agreement, expressed or implied, being intended to confer upon any other person (other than the Realty Company as provided in Section 21 herein) any rights or remedies hereunder; (c) may not be assigned by any party hereto without the written consent of the other parties hereto, provided that nothing in this clause (c) shall be deemed to limit Buyer’s right to have the Realty Company perform its obligations or exercise its rights hereunder in the manner and to the extent permitted by Section 9(c) herein; and provided further, that GRMC or GOC may assign its rights and obligations hereunder to Texaco; and (d) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference pur-

poses only and shall not affect in any way the meaning or interpretation of this Agreement.

                    21. Third Party Beneficiary. The parties understand and agree that the Realty Company is a third party beneficiary of this Agreement and the Related Agreements; but only to the extent expressly so provided in this Agreement and the Related Agreements; provided, however, that it is understood and agreed that any provisions in this Agreement or the Related Agreements, or any agreement or waiver entered into by Buyer after the date hereof, which by its terms affects or limits the Realty Company’s rights shall be deemed effective on the Realty Company and its successors and assigns.

                    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

TEXACO INC.

	By	/s/	J. W. Kinnear

			Title:	Vice Chairman

ATTEST:

/s/ Carl B. Davidson

Secretary

GETTY OIL COMPANY

	By	/s/	William C. Weitzel Jr.

			Title:	Senior Vice President
and General Counsel

ATTEST:

/s/ Carl B. Davidson

Secretary

GETTY REFINING AND MARKETING COMPANY

	By	/s/	P. I. Bijur

Title: Vice President

ATTEST:

/s/ Carl B. Davidson

Secretary

POWER TEST CORP.

	By	/s/	Leo Liebowitz

Title: President

ATTEST:

/s/ M. Cooper

Asst. Secretary

          Power Test Realty Company Limited Partnership hereby acknowledges that it has been provided with a copy of the aforesaid Asset Purchase Agreement and the Related Agreements and that it is executing this acknowledgement solely for the purposes of its agreement with Section 21 of the Asset Purchase Agreement. Power Test Realty Company Limited Partnership further agrees to enter into the Mutual Cancellation Agreement as set forth in Section 9(o) of the Asset Purchase Agreement.

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP, a New York limited partnership

By:	CLS GENERAL PARTNERSHIP CORP., as General Partner

By	/s/ Leo Liebowitz

Leo Liebowitz, President

Exhibit O to Exhibit 10.3 Form of Mutual Cancellation Agreement

MUTUAL CANCELLATION AGREEMENT

THIS MUTUAL CANCELLATION AGREEMENT dated as of July 1, 1985 among Texaco Inc. (“Texaco”), Getty Oil Company (“GOC”), Texaco Refining and Marketing Inc. (“TRMI”), Power Test Corp. (“Power Test”) and Power Test Realty Company Limited Partnership (“Realty Company”).

W I T N E S S E T H:

WHEREAS, in order to comply with obligations to divest certain assets (the “Assets”) pursuant to the Federal Trade Commission Order dated July 10, 1984, Texaco, GOC, and Getty Refining and Marketing Company, now known as TRMI, entered into an Asset Purchase Agreement dated December 21, 1984, with Power Test, which Asset Purchase Agreement was acknowledged by Realty Company;

WHEREAS, at the Closing on February 1, 1985, pursuant to the Asset Purchase Agreement, a Trademark License Agreement between Texaco, GOC, TRMI and Power Test was entered into and a Product Supply Agreement between Texaco and Power Test was entered into;

WHEREAS, the parties hereto understand and agree that the Federal Trade Commission order dated July 10, 1984 requires Texaco to “divest, absolutely and in good faith” the Assets which are the subject of the above-mentioned agreements, including the “Getty” brand name and trademark and that the Federal Trade Commission order dated January 17, 1985 approved the transfer and assignment of the Assets and the Trademarks (as such term is defined in the Asset Purchase Agreement) to Power Test and the Realty Company pursuant to the terms of the Asset Purchase Agreement and the Trademark License Agreement;

WHEREAS, the parties hereto further understand and agree that none of the parties had or has any intention or desire to create any “franchise” or “franchise relationship” between Texaco, GOC, TRMI and Power Test and/or Realty Company that is subject to the provisions of the Petroleum Marketing Practices Act (“PMPA”) or any similar state or local government law, regulation or ordinance pertaining to service stations by virtue of entering into

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the Asset Purchase Agreement, the Trademark License Agreement, the Product Supply Agreement, or any other agreement between the parties hereto; and

WHEREAS, the parties hereto further understand and agree that the transfer of the Trademarks to Power Test pursuant to Paragraph 17 of the Trademark License Agreement will be, and it is their intention to construe it as, an event which would make termination of any franchise or franchise relationship between the parties hereto reasonable if it were ever determined by a court of competent jurisdiction that such a franchise or franchise relationship arose.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.         In order to effectuate the intent of the parties hereto that no franchise or franchise relationship exists or has ever existed between the parties hereto, it is hereby expressly agreed that on July 11, 1985, at 12:01 a.m. (New York Time), the franchise and/or franchise relationship, if any, between Texaco and Power Test and/or Realty Company, GOC and Power Test and/or Realty Company, or TRMI and Power Test and/or Realty Company which arose or arises out of any rights or obligations contained in the Asset Purchase Agreement, the Trademark License Agreement and/or the Product Supply Agreement, or any other agreement between the parties hereto shall be terminated.

2.         Power Test and Realty Company acknowledge and agree that this Mutual Cancellation Agreement and its terms and conditions shall be binding on any entity nominated or designated by Power Test to purchase Inventory pursuant to the Asset Purchase Agreement and/or petroleum products pursuant to the Product Supply Agreement.

3.         Nothing contained in this Mutual Cancellation Agreement shall relieve any party hereto of its obligation to perform under any agreement, or modify the terms or conditions of any other agreement. This Mutual Cancellation Agreement is executed in recognition of the fact that Texaco must “divest, absolutely and in good faith” the Trademarks and that the Trademarks shall be transferred and assigned to Power Test.

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4.         Power Test and Realty Company acknowledge that each of them has been provided with a copy of this Mutual Cancellation Agreement and a summary of the provisions of Title I of the PMPA prepared by the Secretary of Energy as required by 15 U.S.C. §2802(b)(2)(D).

IN WITNESS WHEREOF, the parties have caused this Mutual Cancellation Agreement to be duly executed on this 1st day of July, 1985.

POWER TEST CORP.

By:
Title:

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP

By:	CLS General Partnership Corp.,
as General Partner

By:
Title:

TEXACO INC.

By:
Title:

GETTY OIL COMPANY

By:
Title:

TEXACO REFINING AND MARKETING INC.

By:
Title:

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Power Test Corp. and Power Test Realty Company Limited Partnership acknowledge and confirm that each has received an executed copy of this Mutual Cancellation Agreement on July 1, 1985.

POWER TEST CORP.

By:
Title:

POWER TEST REALTY COMPANY LIMITED PARTNERSHIP

By:	CLS General Partnership Corp.,
as General Partner

By:
Title:

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Exhibit P to Exhibit 10.3 Form of Trademark License Agreement

TRADEMARK LICENSE AGREEMENT

THIS AGREEMENT is effective this 1st day of February, 1985 by and between TEXACO INC., a corporation organized and existing under the laws of the State of Delaware with offices at 2000 Westchester Avenue, White Plains, N.Y. 10650 ("Texaco"), GETTY OIL COMPANY, a corporation organized and existing under the laws of the State of Delaware with offices at 3810 Wilshire Boulevard, Los Angeles, California 90054 ("Licensor"), TEXACO REFINING AND MARKETING INC., a corporation organized and existing under the laws of the State of Delaware with offices at 1111 Rusk Avenue, Houston, Texas 77002 and a wholly-owned subsidiary of Licensor ("TRMI") (formerly known as Getty Refining and Marketing Company ("GRMC")), and POWER TEST CORP., a corporation organized and existing under the laws of the State of Delaware with offices at 175 Sunnyside Boulevard, Plainview, New York 11803 ("User").

WITNESSETH:

WHEREAS, Texaco has acquired ownership of Licensor including but not limited to all petroleum marketing operations of Licensor through its wholly-owned subsidiary TRMI in the United States and Licensor is now an indirect wholly-owned subsidiary of Texaco; and

WHEREAS, Licensor is the owner of the trademark and trade name GETTY and variations thereof in the United States for petroleum and other products and other marks for petroleum products, as well as registrations therefor, all as set forth in Schedule A hereto (collectively the "Trademarks" ) ; and

WHEREAS, Texaco and User have entered into a Memorandum of Agreement dated January 27, 1984 whereby Texaco agreed to cause Licensor, as its indirect wholly-owned subsidiary, to sell and User agreed to purchase the petroleum marketing operations of Licensor in specified jurisdictions of the United States; and

WHEREAS, in accordance with the provisions of the Memorandum of Agreement, Texaco, Licensor, GRMC and User have entered into an Asset Purchase Agreement, dated December 21, 1984 (the "Purchase Agreement"), regarding the purchase by User of the petroleum marketing operations of Licensor in specified jurisdictions of the United States; and

WHEREAS, pursuant to the Purchase Agreement and the Memorandum of Agreement, Texaco has agreed to cause Licensor to license to User the Trademarks in a specified geographic territory of the United States;

NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:

1.

Licensor hereby grants to User, which Texaco and TRMI hereby acknowledge, a royalty free license, exclusive except as hereinafter provided, to use the Trademarks including combinations of words therewith for service stations and/or petroleum and other products heretofore sold at Getty service station outlets under the Trademarks and for advertisements and promotions thereof (the Trademarks, stations and products hereinafter collectively referred to as the "Business") in all states east of the Mississippi River and the District of Columbia with the exception of the states of Illinois, Wisconsin, Louisiana and Minnesota (the "Territory").

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2.

Subject to the provisions of Paragraphs 17 and 18 hereof, User specifically recognizes Licensor's ownership of the Trademarks and will not at any time do any act or thing which will in any way impair the rights of Licensor in and to the Trademarks. Subject to the provisions of Paragraphs 17 and 18 hereof, use of the Trademarks by User shall inure to the benefit of Licensor.

3.

User agrees that its conduct of the Business in respect of the services performed and products sold therein, and in respect of labelling, promotions and advertising at or relating to the Business, will be in accordance with the standards, specifications and instructions as presently established by Licensor in the Getty Service Station Manual, the Getty Oil Company Trademark Standards Manual, The Getty Oil Company Identification Standards Manual, the Getty Delaware Refinery Product Specifications, and the Getty Lubricants Manual copies of which have previously been delivered to User and marked as Exhibits A-1, A-2, A-3, A-4 and A-5, respectively, or such subsequent standards, specifications or instructions adopted by User which are reasonably comparable thereto and which have been approved by Licensor whose approval shall not be unreasonably withheld. Licensor and User acknowledge that the continued operation of the Business as conducted on the date of this Agreement and the sale of gasoline and other petroleum products to be purchased by User from Texaco pursuant to the Product Supply Agreement of even date herewith (the "Supply Agreement") shall be deemed to constitute compliance with such standards, specifications and instructions of Licensor. Nothing herein shall prohibit User from purchasing petroleum products from sources other than Texaco, Licensor or TRMI.

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4.

For the purpose of verifying compliance with the conditions set forth in Paragraph 3 hereof, upon reasonable notice to and approval by User, which approval shall not be unreasonably withheld, Licensor shall have the right to enter and inspect specified service stations of User using the Trademarks; and shall have the right to receive from User, from time to time, upon request and without charge, a reasonable number of samples of the products sold by User under the Trademarks, as well as labels, promotional, advertising and sales materials, and the like on which the Trademarks appear. User shall submit to Licensor for prior approval, which approval shall not unreasonably be withheld, all new or revised labels which are a departure in any material respect from those presently used. Licensor shall have ten days from date of actual receipt within which to approve such new or revised labels. Failure to advise User within that period shall be deemed approval of the new or revised labels.

5.

User agrees that upon notification by Licensor that use by it of the Trademarks is not in accordance with the provisions of Paragraph 2, 3 or 4 hereof, User and Licensor shall immediately confer in an effort to resolve such dispute. In the event that such attempted resolution is unsuccessful, and within sixty (60) days after said notification User has not corrected the use objected to, the right of User to use the Trademarks with respect to the services or products concerned shall be automatically suspended; provided, however, that if the use of the Trademarks alleged not to be in compliance with Paragraph 2, 3 or 4 hereof is by a sublicensee of User, such suspension shall be held in abeyance so long as User is making a good faith effort to correct such alleged misuse by its sublicensees. User shall

4

have the right to have any controversy or claim arising out of an allegation that User or a sublicensee is not in compliance with Paragraph 2, 3, or 4 hereof settled by arbitration. Upon commencement of such arbitration, said suspension shall be held in abeyance pending resolution of the arbitration. Said arbitration shall be in accordance with the Licensing Agreement Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

6.

Subject to the provisions of Paragraphs 17 and 18 hereof, User expressly covenants that it will not claim or represent that through the use of the Trademarks under this license it has acquired any title in or ownership of the Trademarks, it being agreed and understood that there is extended herewith to User only permission to use the Trademarks subject to the terms and conditions specified in this Agreement.

7.

User may grant sublicenses under this Agreement to retailers or wholesalers of petroleum and other products, including but not limited to service station retailers, jobbers and distributors, but only subject to all the terms and conditions of this exclusive license to User which shall be equally binding on the sublicensees.

8.

User may not assign this Agreement to a third party or parties except in connection with the sale or transfer of substantially all of the petroleum marketing operations of Licensor purchased by User from Licensor located in the states of Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland, West Virginia, and

5

Virginia and the District of Columbia, and then only with the prior approval of Licensor to the transfer of this Agreement, which prior approval shall not be unreasonably withheld.
9.

This Agreement shall continue in force indefinitely unless terminated by mutual agreement of the parties, or unless revoked or terminated by operation of the provisions of the Purchase Agreement. Notwithstanding the foregoing, either party may terminate this Agreement at any time as a result of a material breach by the other party of the terms and conditions of this Agreement.

10.

Unless otherwise agreed between the parties, or unless otherwise provided by operation of the Purchase Agreement or Paragraph 17 hereof, upon termination of this license, User shall discontinue immediately all use of the Trademarks, and of any other name or mark substantially similar thereto.

11.

In the event of any conduct after the date hereof and prior to the date of transfer of the Trademarks to User pursuant to Paragraph 17 hereof by a third party in the Territory which User may consider to be an infringement of the Trademarks or to be an act of unfair competition involving the Trademarks, User shall notify Licensor promptly thereof and User shall have the right but not the obligation to institute and conduct a suit at its own expense against such third party for infringement or unfair competition. Licensor shall join in such suit as a party and shall cooperate at User's expense with User in the prosecution of such suit, and User shall reimburse Licensor for its reasonable attorney's fees and out-of-pocket expenses including traveling expenses. In any litigation involving the

6

Trademarks, User and Licensor shall cooperate in the defense or prosecution of such litigation.
12.

Licensor and Texaco each agrees to indemnify, defend and hold User harmless from and against any and all claims, demands or causes of action and any liability, cost, expense (including but not limited to reasonable attorney's fees and expenses incurred in defense of User) damage or loss which may be asserted against User arising from its use of the Trademarks as provided herein for alleged infringement of any other person's claimed right to use of the Trademarks during any period when Licensor or Texaco is or was the owner of the Trademarks, and User shall execute the papers necessary and shall testify in any such suit whenever required to do so by Licensor or Texaco and shall cooperate fully in the defense of such action, all, however, at the expense of Licensor with respect to travelling expenses, reasonable attorney's fees and similar out-of-pocket disbursements. The parties hereto agree that in the event that any lawsuits pertaining to the foregoing subject matter also allege violations of PMPA (as hereinafter defined) or any similar state or local government law, rule, or regulation, the indemnification provisions set forth in the Purchase Agreement shall govern and supersede the foregoing.

13.	User shall promptly notify Licensor of any claims, demands or causes of action brought against User and as to which Licensor has the obligation to indemnify User under Paragraph 12 hereof.

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14.

Except for licenses granted in the ordinary course of business to Franchisees (as hereinafter defined), Licensor represents and warrants that it has not granted, and agrees that it will not hereafter grant, licenses with respect to the Getty Marks in the Territory or in any part of its or Texaco's operations west of the Mississippi River, or in any part of the states of Illinois, Wisconsin, Louisiana and Minnesota, subject to the provisions of Paragraph 19 hereof.

15.	All obligations under this Agreement shall be binding upon the parties and their successors and assigns.
16.

The parties hereto understand and agree that none of them has any intention or desire to create any franchise relationship between Texaco, Licensor or TRMI and User that is subject to the provisions of the Petroleum Marketing Practices Act ("PMPA") or any similar state or local government law by virtue of entering into this Agreement, the Purchase Agreement, the Supply Agreement or any other agreement among the parties; provided, however, that nothing herein shall terminate, amend, affect or alter the existing agreements between Texaco and Leemilts Petroleum, Inc. The parties further understand and agree that the transfer of the Trademarks to User pursuant to Paragraph 17 hereof will be, and it is their intention to construe it as, an event which would make termination of any franchise or franchise relationship between the parties reasonable if it were ever determined by a court of competent jurisdiction that such relationship arose. In furtherance of the foregoing, the parties agree that not more than 12 days and not less than 8 days prior to such transfer the parties shall enter into a mutual cancellation of all franchise and/or franchise relationship rights. The effective

8

date of such mutual cancellation shall be the date on which the Trademarks are transferred and assigned to User pursuant to Paragraph 17 hereof. The foregoing mutual cancellation is not intended by the parties hereto to affect any rights under PMPA or any similar state or local government law, rule or regulation of service station dealers or retailers, contract third-party dealers or retailers or jobbers or distributors (collectively, "Franchisees") whose lease, supply contract and/or distributor agreement is assigned to Buyer at the Closing under the Purchase Agreement.

17.

The parties to this Agreement agree that effective as of 12:01 a.m. (New York time) on the day which is 160 days after the date hereof (or the first business day thereafter if such 160th day is not a business day) Texaco and Licensor shall transfer to User, and User shall accept, without additional compensation all of their right, title and interest in and to the Trademarks throughout the United States, subject only to the provisions of Paragraphs 18 and 19 hereof; provided, however, that if Texaco and Licensor should be prohibited or restrained from so transferring the Trademarks to User or from sending the notices provided for in Section 9(e) of the Purchase Agreement by order of a court of competent jurisdiction or governmental agency or regulatory authority, such transfer shall be made within 100 days after the removal of such judicial or governmental prohibition or restraint, which the parties hereto agree to use their best efforts to have so removed. Each of the parties hereto agrees to enter into appropriate instruments or other documents as may be reasonably requested by one or more of

9

the other parties in order to fully vest and record ownership of the Trademarks in User as provided in this Paragraph 17.
18.

(a) During such time as Texaco or Licensor own the Trademarks, User may incorporate all or any part of its business under a name containing the word "Getty" so long as the name having the word "Getty" describes or indicates the geographical area in which User may use the Trademarks, including without limitation the name "Getty East"; provided, however, that until User acquires all right, title and interest in and to the Trademarks throughout the United States as provided in Paragraph 17 hereof, User may only incorporate a business using the name "Getty", or qualify to do business under such name, in a state or states contained in the Territory.

(b) At such time that all right, title and interest in and to the Trademarks are transferred to User pursuant to the provisions of Paragraph 17 hereof, (i) Texaco and Licensor agree to promptly change the name of all corporations or other business enterprises owned or controlled by them to a name or names not containing the word "Getty", except for the corporations listed on Schedule B hereto, or corporations organized after the date hereof and prior to the date of such transfer in businesses other than the marketing of petroleum products in the Territory (which corporations shall be deemed to be listed on Schedule B and prompt written notice of the organization of which Licensor agrees to furnish to User), so long as such corporations continue to conduct the business operations in which they were engaged on the date hereof or the date of incorporation, whichever is later, and (ii) User may use one or more names containing the word

10

"Getty" for any one or more corporations or other business enterprises, or qualify to do business under any such names, in any state in the United States; provided that User may not so use or so qualify any names or names which are confusingly similar to any such names listed (or deemed to be listed) on Schedule B hereto so long as Texaco or Licensor continue to use such names in the business operations conducted by such corporations; provided further that, in the event that Texaco or Licensor (or any permitted assignee as set forth in the following sentence) should at any time discontinue the use of any of the names listed on Schedule B (as it may be be deemed to be revised from time to time), User may thereafter only use any such name at such time and in such manner so as not to create confusion with Licensor's prior use thereof. It is understood and agreed that any purchaser of any of the "Getty" corporations listed on Schedule B may by contract be permitted to use the name of such "Getty" corporation for a reasonable period of time after such purchase, but in no event shall such use be for more than three years and in no event shall such corporate name containing the word "Getty" be used by such purchaser in connection with the marketing of gasoline and middle distillates in the United States.

19.

Any provision hereof to the contrary notwithstanding, the parties hereto agree that, for the purposes of satisfying the requirements of PMPA, (x) the Franchisees of the service stations in the Territory that TRMI is retaining pursuant to the Purchase Agreement and (y), after the transfer of the Trademarks to User pursuant to Paragraph 17 hereof, the Franchisees of, or in respect of, service stations in the United States outside the Territory may continue to use the Trademarks under

11

license from User to Texaco, Licensor and/or their affiliates on the same terms and conditions as set forth in this Agreement until the expiration of each such Franchisees' respective then current franchise agreement, or such later time as may be required by order of a court of competent jurisdiction (provided that Texaco shall have made a bona fide offer of a Texaco franchise to such Franchisee).

20.

Subject to the provisions of Paragraph 5 hereof, in the event of a breach of this Agreement the parties acknowledge that recovery of damages will not be a sufficient legal remedy and agree that the aggrieved party shall be entitled to specific performance thereof in addition to other legal remedies to which it may be entitled.

21.

Without any additional consideration, TRMI hereby transfers, assigns and releases to Licensor any and all right, title or interest in or to the Trademarks it may have acquired by virtue of its conduct of the petroleum marketing business of Licensor as a wholly-owned subsidiary of Licensor or otherwise.

22.

All notices, requests, demands and other communications hereunder shall be in writing and shall b deemed to have been duly given, if delivered in person, telegraphed, or mailed by certified or registered mail, postage prepaid to the following:

Texaco, TRMI or Licensor:
Texaco Inc.
2000 Westchester Avenue
White Plains, New York 10650

Attention: Senior Vice President and General Counsel

12

with a copy to:

Texaco Inc.
1111 Rusk Avenue
Houston, Texas 77002

Attention: President-Texaco USA

User:

Power Test Corp.
175 Sunnyside Blvd.
Plainview, New York 11803

Attention: President

with a copy to:

Dewey, Ballantine, Bushby, Palmer & Wood
101 Park Avenue
New York, New York 10178

Attention: Philip E. Coviello, Esq.

or to such other person at such other address as the party to be notified shall have furnished to the other party in writing. All notices, requests, demands and other communications shall be effective upon receipt.

23.	This Agreement shall be governed by the laws of the State of New York.
24.

Except as set forth in Paragraph 8 hereof with respect to User, this Agreement may not be assigned without the written consent of the other parties hereto; provided, however, that at any time after the transfer of the Trademarks to User as provided in Paragraph 17 hereof, Licensor and TRMI shall have the right to assign this Agreement to Texaco.

13

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

TEXACO INC.

By

GETTY OIL COMPANY

By

TEXACO REFINING AND MARKETING INC.

By

POWER TEST CORP.

By

14

Schedule A

Trademark	Reg. No.	Reg. Date	Expiration Date
Getty and Design	947,471	11/21/72	11/21/92
G and Design	457,175	4/17/73	4/17/93
Getty	958,055	5/1/73	5/1/93
Getty Premium (gasoline)	915,523	6/22/71	6/22/91
Getty Premium (gasoline)	1,030,492	1/20/76	1/20/96
Super-Go	650,780	8/27/57	8/27/97
Super G/O (gasoline)	878,221	10/7/69	1/29/89

Application for Registration

Getty Economart

Serial No. 73/416117

Filed on March 7, 1983

International Class No. 42 and No. 37

SCHEDULE B

Getty Arkoma, Inc. (DBA for Getty Oil Exploration Company in Arkansas)
Getty Asian Oil Company	(Delaware)
Getty Canadian Metals, Ltd.	(Canada)
Getty Canadian Minerals, Limited	(Canada)
Getty Capital Corporation	(Delaware)
Getty Chemical Company	(Delaware)
Getty Coal Company	(Delaware)
Getty Coal Leasing Company	(Delaware)
Getty Crude Gathering, Inc.	(Delaware)
Getty Crude Terminals, Inc.	(Oklahoma)
Getty Eastern Pipeline Company	(Delaware)
Getty Energy Company	(Delaware)
Getty Fleet Corporation	(Delaware)
Getty Gas Gathering, Inc.	(Delaware)
Getty International, Inc.	(Delaware)
Getty Iran Ltd.	(Delaware)
Getty Marine (Bahamas) Inc.	(Bahamas)
Getty Marine Corporation	(Liberia)
Getty Marine Service Limited	(England)
Getty Maritime, Inc.	(Liberia)
Getty Minerals Company	(Delaware)
Getty Minerals Company, Limited	(Canada)
Getty Minerals Marketing, Inc.	(Delaware)
Getty Mines, Limited	(Canada)
Getty Mining (Chile), Inc.	(Delaware)
Getty Mining (Ireland) Ltd.	(Delaware)
Getty Mining (Philippines), Inc.	(Delaware)
Getty Mining (Portugal), Inc.	(Delaware)
Getty Mining Company	(Delaware)
Getty Mining International, Inc.	(Delaware)
Getty Mining Northwest, Limited	(Canada)
Getty Mining Pty. Ltd.	(Australia)
Getty NGL Trading, Inc.	(Oklahoma)
Getty Oil (Angola), Limited	(Delaware)
Getty Oil (Bahamas), Inc.	(Delaware)
Getty Oil (Britain) Limited	(England)
Getty Oil (Cilacap), Inc.	(Delaware)
Getty Oil (Congo), Inc.	(Delaware)
Getty Oil (Denmark), Inc.	(Delaware)
Getty Oil (Germany), Inc.	(Delaware)
Getty Oil (Guatemala), Inc.	(Delaware)
Getty Oil (Mauritania), Inc.	(Delaware)

Getty Oil (Merangin), Inc.	(Delaware)
Getty Oil (Ivory Coast), Inc.	(Delaware)
Getty Oil (Morocco), Inc.	(Delaware)
Getty Oil (Mossel Bay), Ltd	(Delaware)
Getty Oil (Pelabuhan Ratu), Inc.	(Liberia)
Getty Oil (Peru), Inc.	(Delaware)
Getty Oil (Sharjah), Inc.	(Delaware)
Getty Oil (Suex), Inc.	(Delaware)
Getty Oil (Sumatra), Inc.	(Delaware)
Getty Oil (Tomori), Inc.	(Delaware)
Getty Oil (Walvis Bay), Ltd.	(Delaware)
Getty Oil Company	(Delaware)
Getty Oil Company Foundation	(Delaware)
Getty Oil Company of Spain S.A.	(Delaware)
Getty Oil Development Company, Ltd.	(Delaware)
Getty Oil Drilling Company	(Delaware)
Getty Oil Exploration Company	(Delaware)
Getty Oil Exploration (U.K.), Limited	(United Kingdom)
Getty Oil International (Antilles) N.V.	(Netherlands Antilles)
Getty Oil International (Barito Basin),Inc.	(Liberia)
Getty Oil International (Caribbean) N.V.	(Netherlands Antilles)
Getty Oil International (East Gharib Egypt), Inc.	(Liberia)
Getty Oil International (Equatorial Guinea), Inc.	(Liberia)
Getty Oil International (Ghana), Inc.	(Liberia)
Getty Oil International (Guatemala), Inc.	(Liberia)
Getty Oil International (Indonesia), Inc.	(Liberia)
Getty Oil International (Ireland), Ltd.	(Liberia)
Getty Oil International (Orient), Inc.	(Liberia)
Getty Oil International (Somalia), Ltd.	(Liberia)
Getty Oil International (Togo), Limited	(Bahamas)
Getty Oil International Exploration Company	(Delaware)
Getty Oil Operations Company	(Delaware)
Getty Petroleum Company	(Liberia)
Getty Petroleum Ireland, Limited	(Ireland)
Getty Pipe Company	(Pennsylvania)
Getty Pipe Line Company	(Texas)
Getty Pipeline, Inc.	(Delaware)
Getty Refining and Marketing Company	(Delaware)
Getty Rice Ranch Estates, Inc.	(Delaware)
Getty Scientific Development Company	(Delaware)
Getty Synthetic Fuels, Inc.	(Delaware)
Getty Synthetic Fuels (Canada). Ltd.	(Canada)
Getty trading (Italia) S.r.l.	(Italy)
Getty Trading (Nederland) B.V.	(Netherlands)

Getty Trading (D. K.) Ltd.	(England)
Getty Trading and Transportation Company	(Delaware)
Getty Trading International, Inc.	(Delaware)
Getty Agricultural Business Inc.	(Delaware)

Exhibit Q to Exhibit 10.3 Form of Supply Agreement

EXHIBIT A

PRODUCT SUPPLY AGREEMENT

Texaco Inc. (“Seller”) and Power Test Corp. (“Buyer”), hereby agree that Seller shall sell and Buyer, at its option as set forth in this Agreement, shall buy the products listed below on the following terms and conditions:

1.	PRODUCTS QUALITY:

A.

Leaded Regular Grade Gasoline, Colonial Fungible Grade 37, 89 R+M/2 Octane; Unleaded Regular Gasoline, Colonial Fungible Grade 46, 87 R+M/2 Octane; Unleaded Premium Gasoline, 92 R+M/2 Octane (specifications for which are set forth in Exhibit A hereto); and

B.

Kerosene, Diesel Fuel and No. 2 Heating Oil, (collectively “Middle Distillates”) the latter meeting New York Mercantile Exchange Specifications for New York Harbor Contract (specifications for which are set forth in Exhibit A hereto); and

	C.	Should the parties mutually agree pursuant to Paragraph 3B hereof, Unleaded Regular Gasoline, 89 R+M/2 Octane.

2.	CONTRACT PERIOD:

	A.	Thirty-six Months, beginning February 1, 1985; (the “Date of Inception”) and terminating January 31, 1988; or such earlier termination date as set forth in Paragraph 2B or 15C hereof.

B.

Seller’s obligation to sell petroleum products to Buyer under this Agreement will remain in effect only so long as Seller owns the Delaware City, Delaware, Refinery (“Refinery”); provided that, as a condition to the sale of the Refinery,

Seller shall be required to obtain the assumption, in writing satisfactory to Buyer, of Seller’s obligations under this Agreement from the purchaser of the Refinery.

3.	QUANTITY:

	A.	Maximum 22 million barrels per annum of gasoline; Grades of gasoline purchased shall be as follows:

GRADE

Unleaded Premium, 92 Octane

Unleaded Regular, 87 Octane

Leaded Regular, 89 Octane

Buyer shall have the right to purchase the entire 22 million barrels in any one of the above listed three grades, or any mix of the three grades, provided, however, that with respect to Unleaded Premium, 92 Octane, Buyer shall have the right to purchase only the greater of 5 million barrels per annum or 37% of the total of unleaded grades purchased by Buyer on a year-to-date basis.

B.

In the event that Buyer desires to purchase different grades of gasoline, or Seller desires to sell different grades of gasoline, grades and volumes of gasoline purchased shall be as mutually agreed upon by the parties and Seller shall continue to supply, and the Buyer shall continue to buy the grades and percentages of volumes set forth above until such mutual agreement is reached.

C.

In the event governmental regulations are promulgated after the Date of Inception that mandate changes in grades or specifications of products supplied hereunder, Buyer and Seller agree to adjust product grades or specifications and volumes accordingly; provided, however, that any lead phasedown regulations shall not cause any change in the obligation to provide 22 million barrels of gasoline or the 11 million barrels of Middle Distillates under Paragraphs 3A and 3D, respectively.

D.	Maximum 11 million barrels per annum of Middle Distillates; grades and volumes of Middle Distillates purchased shall be as follows:

Grade	Maximum Annual Volume (Thousands of Barrels Per Year)

Kerosene	750 Maximum
Diesel Fuel	1,150 Maximum
No. 2 Heating Oil	Balance

E.

In the event that in any year Buyer purchases less than 50% of the quantities of gasoline products or Middle Distillate products (such 50% to be calculated separately for gasolines and Middle Distillates set forth in Paragraph 3A and D hereof), then in the succeeding year Buyer shall be entitled to purchase a quantity of gasoline products or Middle Distillates in an amount equal to the amount it was entitled to purchase in the preceding year less the difference between 50% of the volume the Buyer could have purchased in the preceding year and the volume actually purchased in such year. The foregoing provision shall not apply in the event Buyer’s purchases were reduced because of an event of force majeure pursuant to Paragraph 15A hereof.

4.	DELIVERY SCHEDULE:

A.

Buyer shall give Seller not less than three months notice of the quantity of petroleum products by grade to be purchased by it under this Agreement for each month during the three-month period commencing three months after such notice, and Buyer shall purchase such quantities so nominated, plus or minus 10%. Except as provided in Paragraphs 4E and 4F hereof, all such purchases shall be reasonably ratable throughout each month, each three-month period and each year. Notwithstanding the foregoing, it is agreed that on the Date of Inception, Buyer shall give Seller notice of its requirements for the three month period after the Date of Inception, and Buyer shall give Seller notice of its requirements for the second three-month period after the Date of Inception not later than 45 days after the Date of Inception.

B.

Buyer shall provide Seller product lifting nominations by the 15th day of each month for the next forward month. Such nominations shall specify method of delivery, product grade, quantity and location of lifting. Buyer and Seller shall accept reasonable adjustments to lifting nominations to compensate for unforeseen events.

	C.	Leaded Regular Gasoline is not currently available at the Refinery loading rack and may not become available during the term of this Agreement.

	D.	On each transaction into Refinery storage, Buyer shall purchase a minimum of seven days of Buyer’s requirements of products in Refinery storage.

E.

Buyer shall purchase a minimum of one-quarter and a maximum of one-half of Buyer’s total annual No. 2 Heating Oil purchases reasonably ratably during the months of April through September, inclusive, of each year.

	F.	From the Date of Inception through March, 1985, Seller shall be obligated to sell to Buyer not more than 1.5 million barrels per month of No. 2 Heating Oil.

5.	DELIVERY LOCATION:

Seller shall deliver all products to the Buyer under this Agreement as follows at Buyer’s option:

A.

F.O.B. Refinery into pipeline, into barge, into marine tanker or into Refinery storage (for loading rack withdrawal) at Buyer’s option. All deliveries into Buyer’s tank trucks at the loading rack at the Refinery shall be in accordance with the terms of the Delaware City Handling Agreement of even date herewith; or

	B.	Delivered to New York Harbor (as defined in Paragraph 8A hereof), F.O.B. New York Harbor:

(1) Via Sun Pipeline, or via barge, at Seller’s option, to Buyer’s own terminal located in Newark, NJ; or

	(2)	Via Sun Pipeline to the Buckeye Pipeline Terminal at Linden, NJ, any Buckeye Pipeline Terminal storage and handling and Buckeye pipeline charges to be paid by Buyer; or

	(3)	Except as provided in Clause (1) above, into Buyer’s barge in New York Harbor, load point to be designated by Seller; or

(4)

Into Buyer’s storage, via marine cargo lot delivery, 150,000 barrel minimum (single product, single grade), discharge to one location, discharge point to be designated by Buyer. In the event that Buyer designates more than one discharge point, Buyer shall pay all freight, demurrage and related costs beyond the first discharge point.

In the event that Buyer elects Clause (3), or Clause (4) above, Seller shall have the right to substitute the delivery method set forth in Clause (4) or in Clause (3) above, as the case may be provided, however, that the price to be paid shall be such that the total cost to Buyer will be the same as that applicable to the clause first so elected by Buyer.

All shipments by pipeline are subject to any governmental or pipeline rules and regulations, scheduling by the operators and available capacity. All shipments by vessel or barge are subject to vessel or barge availability and scheduling by the operators.

C.	Seller agrees to offer Buyer in-plant purchases at any of the Seller’s terminals where a terminaling agreement has been entered into. Such in-plant purchases at

Seller’s terminals, other than the Refinery, shall be freight adjusted and in such volumes as may be mutually agreed upon by both parties.

6.	QUANTITY DETERMINATION:

	A.	Pipeline Delivery: Quantities shall be determined from appropriate pipeline meters.

	B.	Into tanker or barge: Quantities shall be determined from shore tank gauges at load point.

	C.	From tanker into barge: Quantities shall be determined from barge intake gauging.

D.

Into Refinery storage: Quantities purchased in Refinery storage shall be credited to Buyer’s Delaware City Handling Agreement account for withdrawals at the Refinery loading rack in accordance with the Delaware City Handling Agreement of even date herewith. Refinery storage volume is limited to withdrawals of 3.7 million barrels of gasoline and 1.6 million barrels of Middle Distillates per annum, which shall be withdrawn on a reasonably ratable basis for gasoline, kerosene and diesel fuel, and pursuant to Paragraphs 4E and 4F hereof, for No. 2 Heating Oil.

E.

All quantity determinations herein shall be corrected to 60°F and shall be measured in U.S. gallons of two hundred and thirty-one (231) cubic inches and forty-two (42) gallons to the barrel in accordance with the latest supplement or amendment to ASTM-IP petroleum measurement tables (ASTM designation D1250) Table 6B.

F.

Inspection and measurement of deliveries to or from tankers and barges pursuant to this Agreement shall be made by an independent petroleum inspector, whose fee shall be shared equally by Buyer and Seller. The inspector shall provide customary inspections, including without limitation, complete manual tank and/or compartment gauging, observation of gauges and meters, and vessel inspection. The inspector’s determinations as to quantity and quality shall be conclusive and binding upon both parties.

7.	MARINE PROVISIONS:

Marine provisions for this Agreement are attached hereto as Exhibits B and C.

8.	PRICE:

A.

For purposes of this Agreement, the New York Harbor area (“New York Harbor”) shall extend from the East River west of Hunts Point; Gowanus Bay west of the Hamilton Avenue Bridge; the Hudson River south of George Washington Bridge; the Upper Bay, the Narrows; the Lower Bay west of Norton Point; the Newark Bay; the Hackensack River and Passaic River south of the Pulaski Skyway Bridge; the Kill Van Kull; the Arthur Kill and the Raritan River east of the Garden State Parkway Bridge.

	B.	The sale prices for deliveries of products to New York Harbor pursuant to this Agreement shall be as follows:

(1)

The sale prices of 89 Octane Leaded Regular Gasoline, 87 Octane Unleaded Regular Gasoline and No. 2 Heating Oil shall be the low of Platt’s Estimated New York Spot price posting for the most recent day prior to the date of lifting of each such product.

(2)

Subject to mutual agreement pursuant to Paragraph 3B hereof, the sale price of 89 Octane Unleaded Regular Gasoline shall be the numerical average of the sale price of 87 Octane Unleaded Regular Gasoline as determined under Paragraph 8B(1) hereof and the sale price of 91 Octane Unleaded Premium Gasoline as determined as follows. For purposes only of computing the foregoing price or if the parties ever mutually agree to such sale and purchase, the sale price of 91 Octane Unleaded Premium Gasoline shall be the price for 87 Octane Unleaded Regular Gasoline, as determined under Paragraph 8B(1) hereof plus .0425 dollars per gallon.

(3)	The sale price of 92 Octane Unleaded Premium shall be the sale price of 87 Octane Unleaded Regular Gasoline under Paragraph 8B(1) hereof, plus .0525 dollars per gallon.

(4)	The sale price of Kerosene shall be the sale price of No. 2 Heating Oil under Paragraph 8B(1) hereof, plus .03 dollars per gallon.

(5)	The sale price of Diesel Fuel shall be the sale price of No. 2 Heating Oil under Paragraph 8B(1) hereof, plus .0025 dollars per gallon.

(6)

Notwithstanding the foregoing, if at any time there is a posting by Platt’s for any products listed in Paragraph 8B(2), (3), (4) or (5) hereof, the Platt’s Posted Price of such product shall supersede the pricing for such product as set forth in said Paragraphs 8B(2), (3), (4) or (5).

C.

The sales price for deliveries of product at the Refinery pursuant to this Agreement shall be the sales price for deliveries of the same product in New York Harbor as determined under Paragraphs 8B(1) through (6) hereof, less .0025 dollars per gallon.

D.

The sales price for in-plant purchases at Seller’s terminals pursuant to Paragraph 5C hereof shall be the sales price for New York Harbor as determined under Paragraph 8B hereof, plus a mutually agreed upon freight adjustment.

E.

Individual vessel liftings with minimum single product single grade volume of 150,000 barrels shall be priced in accordance with the Platt’s posting sub column identified as “Cargo”; barge deliveries in volumes less than 150,000 barrels, all pipeline deliveries and all purchases hereof for lifting at the Refinery loading rack shall be priced in accordance with the Platt’s posting sub column “Barge.”

F.	In the event pumping or loading of products continues beyond the first day, the price shall be determined based upon the prices in effect under this Agreement on the date pumping or loading commenced.

G.	In the event that the publication of Platt’s Spot Postings cease, or the method of determining the spot postings changes, a price index generally recognized in the petroleum industry for use in New York Harbor, and reasonably acceptable to both parties, shall be substituted for the Platt’s Spot Postings in the calculation of sale prices under this Paragraph 8.

9.	NOTICES/INVOICES:

	A.	Notices to be sent hereunder, including wire/fax invoices and supporting documents shall be sent to:

Attention:

A. L. Collie, Jr.: RUSH Please call Ext. 5262
Texaco, U.S.A.
1111 Rusk Avenue
Post Office Box 52332
Houston, TX 77052

Power Test Corp.
175 Sunnyside Blvd.
Plainview, NY 11803
Attention: George E. DeForest

	B.	If for any reason delivered volume documentation is not available to Buyer prior to invoicing, Seller will contact

Buyer: Thomas N. Ganiaris
Power Test Corp.
175 Sunnyside Boulevard Plainview, New York 11803 (516) 576-9500

to verify volume received. Provisional wire invoice based upon this confirmation will be presented for payment. Necessary final adjustments in volume will be made upon receipt of appropriate supporting documents as required.

	C.	All notices hereunder shall be deemed given when delivered as follows:

		(1)	Any notice sent by certified mail, return receipt requested - delivered third working day after notice receipted by a U.S. Post Office.

		(2)	Any notice sent by Express Mail - delivered first working day after noticed receipted by a U.S. Post Office.

		(3)	Any notice sent by “Telex” - delivered first working day after date posted on telex “Call-Back.”

10.	TERMS:

All sales shall be upon the following credit terms:

A.

Up to the first $25 million of credit outstanding at any one time, Buyer shall wire transfer funds to Seller within 10 calendar days from the date of the invoice. Buyer shall secure the $25 million credit line by an irrevocable standby letter of credit issued by Chemical Bank or other comparable bank acceptable to the Seller. The $25 million line of credit shall apply to all credit extended by Seller to Buyer for the purchase of product pursuant to this Agreement and any fees or charges related to such purchases or to the handling and storage of product by Seller under any terminaling or handling Agreement.

B.

For purchases in excess of $25 million of credit outstanding at any one time, Buyer shall wire transfer funds to Seller one working day prior to the date of delivery of products; provided, however, should Buyer elect to provide an additional irrevocable letter of credit from Chemical Bank or another bank satisfactory to Seller for such purchases, then in such event all payments within the coverage of such additional letter of credit shall be made by wire transfer to Seller within three calendar days from the date of invoice.

C.

In the event that Buyer fails to make payment within payment terms, Buyer shall pay Seller an amount equal to the lesser of 125% of the prime rate (as determined by Chemical Bank) as it may float, or the highest rate permitted by law, such amount to be computed from the actual due date (irrespective of whether it is a non-banking day) to the date such overdue payment is made.

D.

In the event that any payment due date is on (i) a Saturday, the payment shall be due on the preceding Friday, or (ii) a Sunday, holiday or other non-banking day, the payment shall be due on the next Monday or banking day, as the case may be.

11.	PAYMENT:

Buyer shall remit payments by wire transfer to:

Chase Manhattan Bank N.A.
Credit to Texaco U.S.A.,
A Division of Texaco Inc.
Account No. 910-2-485126

by wire transfer in immediately available Federal Funds.

12.	TITLE;

RISK OF LOSS:

A.

Seller represents and warrants to Buyer complete and unencumbered title to all products delivered hereunder. Title to products delivered hereunder shall pass to Buyer when Seller’s responsibilities for such products shall cease under this Paragraph 12, except that the passage of title to products purchased for delivery at the Refinery loading rack shall be when the purchase order acceptable to Seller has been delivered by Buyer to Seller.

B.

When products are to be delivered into Buyer’s tanker or barge, Seller’s responsibility for the products shall cease at the flange connecting Seller’s delivery hose with the vessel’s intake, and any loss of or damage to the products during loading caused through vessel’s fault shall be for Buyer’s account.

C.

When products are to be delivered into the pipeline at Delaware City Refinery, Seller’s responsibility for the products shall cease at the pipeline meter located at the Delaware City Refinery, except for products delivered pursuant to Paragraph 12D hereof.

D.

When products are to be delivered via pipeline to Buyer’s Newark, New Jersey Terminal or the Buckeye Pipeline Terminal at Linden, New Jersey, Seller’s responsibility for the products shall cease at the pipeline meter located at the Buyer’s Newark, New Jersey terminal or the Buckeye Pipeline Terminal receiving meter, as the case may be.

13.	PRODUCTION

REGULATIONS:

Seller represents and warrants to Buyer that none of the products to be sold by it will be derived or manufactured from crude petroleum or gas which was produced or withdrawn from storage in violation of any Federal, State, or other governmental law, or in violation of any rule, regulation or order promulgated by any Federal, State, or other governmental agency having jurisdiction in the premises.

14.	TAXES:

A.

Any tax, excise (manufacturer’s or otherwise), inspection fee (except measurement and quality inspection fees), duty (import or export), license fee (import or export), tonnage charge, transfer tax or fee, occupation tax, or other like assessment or charge which is levied, assessed or imposed by Federal, State or local authority upon the products and/or transactions contemplated hereunder (including the delivery, sale, use or consumption of the products or privilege of doing any of same), and/or which is imposed on or measured by the price of the products or the proceeds of sale hereunder, shall be added to the prices set forth herein and shall be paid by Buyer, and if required by law shall be added to the price of the products, unless said price or prices specifically state that they include any such charge or charges.

	B.	Buyer will furnish Seller an Exemption Certificate covering Federal Excise Tax on all products when applicable.

15.	FORCE MAJEURE;

DESTRUCTION:

A.

Neither party shall be liable in damages or otherwise when deliveries or acceptances are delayed or prevented by fire, storm, flood, war, ice, rebellion, insurrection, riot, strike, differences with workers, failure of carriers to transport or furnish facilities for transportation, or for delay or failure in delivery, when the supplies of either party or the facilities of production, manufacture, transportation or distribution, which otherwise would be available to such party, are impaired by order, requisition or necessity of any governmental or acting authority, or when such delay or failure to perform due to any cause whatsoever beyond the control of the party unable to perform, whether similar to or dissimilar from causes herein enumerated. Upon the happening of any such event, Seller shall not be obligated to supply and Buyer shall not be obligated to accept any delivery of product, the delivery of which has been so delayed or suspended.

	B.	In the event any of the foregoing circumstances arise, the Seller may withhold, reduce or suspend deliveries hereunder to such extent as may be reasonably necessary, bearing in mind the nature and duration of such circumstances in question; provided, however, that in the event that such circumstances result in there not being available a sufficient quantity of petroleum products on the U.S. East Coast (as defined below) to satisfy the entirety of Seller’s commitment to itself on the U.S. East Coast, its noncontract customers and to its contract customers on the U.S. East Coast (all of which are hereinafter referred to as “Customers”) for such products as were made by Seller prior to the arising of such circumstances, then, in such event, Seller shall proceed to allocate on a fair and equitable basis its total supply of such product among itself and its Customers. In all events Seller shall use its best efforts in order to minimize the quantity and effect(s) of any such shortfall as much as possible.

C.

In the event that the Refinery is destroyed beyond economic repair (whether or not the same is caused by an event of force majeure) and Seller elects not to repair or restore the Refinery, Seller may elect to terminate this Agreement and its obligations hereunder. Such notice of termination shall contain a certification that Seller has elected not to repair or restore the Refinery and this Agreement shall terminate upon delivery of such notice.

D.

For purposes of this Paragraph 15, “U.S. East Coast” shall mean all states east of the Mississippi River and the District of Columbia with the exception of the states of Illinois, Wisconsin, Louisiana and Minnesota.

16.	ASSIGNMENT:

	A.	Except as set forth in Paragraph 16B hereof, no part of this Agreement may be assigned by Seller or by Buyer without the other party’s prior written consent to such assignment.

B.

Either party may assign this Agreement to any of its wholly-owned subsidiaries, provided that such assignment shall not relieve the assigning party from its obligations hereunder. Seller may assign this Agreement and its obligations hereunder to any party which purchases the Refinery, provided that such party executes an assumption, in writing satisfactory to Buyer, of Seller’s obligations under this Agreement, and upon completion of the assignment and delivery of such assumption Seller shall be relieved from all of its obligations under this Agreement.

17.	WARRANTIES;

LIMITATION OF DAMAGES:

There are no warranties which extend beyond the description on the face hereof, and SELLER MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED WHETHER OF MERCHANTABILITY, FITNESS OR AGAINST INFRINGEMENT OR OTHERWISE, except for the warranty of title set forth in Paragraph 12A hereof and except that the materials sold hereunder shall conform to the specifications set forth herein and/or attached hereto; and Buyer assumes all risk whatsoever as to the result of the use of the products purchased, whether used singly or in combination with other substances. No claim of any kind, whether as to quality or amount of products delivered or for non-delivery of products, shall be greater in amount than the purchase price of the products in respect of which damages are claimed, and, in addition, Seller shall have no liability whatsoever for incidental or consequential damages, including, without limitation, loss of profits.

18.	DEFAULT;

REMEDIES:

In the event of a material breach of a substantial covenant hereunder, the party asserting a breach shall give notice to the other party (the “Defaulting Party”) and the Defaulting Party shall have 30 days in which to cure such breach, except that in the case of failure to pay monies when due the period shall be 10 days. In the event that the breach is not cured within the time aforesaid, the party asserting such breach shall give notice of termination and, except for all obligations which accrued prior to notice of termination, the Agreement and all obligations set forth herein shall terminate. The parties agree that any actual or threatened breach of any of the covenants or agreements contained in this Agreement shall entitle the other party to apply to any court of competent jurisdiction to enjoin such breach or otherwise enforce the obligations of the Defaulting Party hereunder. Should either party become insolvent, go into bankruptcy (voluntary or involuntary), be placed in receivership, or make an assignment for the benefit of creditors, then the other party shall have the right to terminate this Agreement, such termination to be effective on date of notice.

19.	PERFORMANCE:

The obligations of each party hereunder may be performed in whole or in part by a wholly-owned (direct or indirect) subsidiary of such party, provided that such party shall in no way be relieved of liability for such performance.

20.	SOLE AGREEMENT:

Except for Section 14(b) of the Asset Purchase Agreement, dated December 21, 1984, this Agreement contains the entire Agreement between the parties with respect to the purchase and sale of products covered hereby. No oral promises, agreements, or warranties shall be deemed a part hereof, nor shall any alteration or amendment hereof, or waiver be effective, unless in writing.

This Agreement has been executed, delivered and entered into on this 1st day of February, 1985.

SELLER: Texaco Inc.

Attest:	By:

Title: Vice Chairman

BUYER: Power Test Corp.

Attest:	By:

Title: President

EXHIBIT A

EXHIBIT A

PRODUCT SUPPLY AGREEMENT

          Specifications for Middle Distillates and Unleaded Premium Gasoline, 92 R+M/2 Octane are set forth in the following two pages, respectively. The current specifications for Leaded Regular Gasoline, Colonial Fungible Grade 37, 89 R+M/2 Octane, and for Unleaded Regular Gasoline, Colonial Fungible Grade 46, 87 R+M/2 Octane, are set forth in Colonial Pipeline Company’s letter of June 6, 1984 to all shippers. Such specifications are subject to revision by the Colonial Pipeline Company, whose address is 3390 Peachtree NE, Atlanta, Georgia 303326.

          There are no specifications listed for Unleaded Regular Gasoline, 89 R+M/2 Octane.

EXHIBIT A

PRODUCT SPECIFICATIONS

MOTOR GASOLINES

Premium Unleaded

Color	Clear
Doctor	Neg.
Sulfur, % Max	0.1
Phosphorus, g/gal. Max.	0.004
Corrn. Cu Strip 3 Hr. & 122, Max.	1A
Gum, mg/100 ml, Max.	4
Oxidation Stability, Mins., Min.	360
Octanes, Research, Min.	---
Motor Min.	---
R+M/2 Min.	92.0
Lead Content, gm/gal., Max.	0.01
(At Origin)
Benzene, Wt. %, Max.	4.9
Total Acidity, mg KOH/g, Max.	0.015
Oxygenates	(1)
(1) Report as to type and percent
Oxygen, Wt. &, Max.	2

Northern Grade Gasolines	Class

Dec, Jan, Feb	E
Mar, Apr, Oct, Nov	D
May, June, July, Aug, Sept	C

Distillation: ASTM D86		C	D	E

10% Evap.	ºF (ºC) Max.	140 (60)	131 (55)	122 (50)
50% Evap.	ºF (ºC) Max.	170 (77)	170 (77)	170 (77)
50% Evap.	ºF (ºC) Max.	240 (116)	235 (113)	230 (110)
90% Evap.	ºF (ºC) Max.	365 (185)	365 (185)	365 (185)
End Point,	ºF (ºC) Max.	430 (221)	430 (221)	430 (221)

1.	Reid Vapor Pressure D323 psi (kPa)	11.5 (79)	13.5 (93)	15 (103)
2.	V/L & 20, Min. Temp. ºF (ºC) D2533	124 (51)	116 (47)	105 (41)

October 29, 1984

PRODUCT SPECIFICATIONS

MIDDLE DISTILLATES

	Kerosene	Diesel Fuel	#2 Heating Oil

	(Notes 1 & 3)	(Note 4)
Gravity, ºAPI, min., ASTM D287	39.5	30	30
Flash, ºF., Tag, C.C., ASTM D93	120 - 160	150 (Min.)	130 (Min.)
Pour Point, ºF., max., ADTM D97	-10	0	0
Cloud Point, ºF., max., ASTM D2500	20	10	-
Distillation, ASTM D86:
10% Recovered, ºF., max.	420	540	480
90% Recovered, ºF., max.	500	282	640
Final B.P., ºF., max.	550	675	670
Recovery, %, Min	-	97.5	-
Odor	Non-Offensive	Non-Offensive	-
Color	+23 (Note 5)	2 (Note 6)	2.5 (Note 6)
Alkalinity or Acidity	Neutral	-	-
Viscosity, Kin., cst. at 100ºF., ASTM D445	1.4 – 2.2	1.9 – 4.1	1.4 – 3.6
Conradson, Carbon Residue on 10%
Residum %, max., ASTM D189	0.10	0.20	-
Sulfur, %., max., ASTM D1266 or ASTM D3246	0.10	0.20	0.20
Mercaptans, %, max. (Note 2), ASTM D1323	0.0005	-	-
Copper Strip, Corr., 3 hours at 212ºF.,
ASTM D130 Classification, max.	#1	#2	-
Water & Sediment, %., max., ASTM D1796	Trace	0.05	0.05
Ash, %, max., ASTM D482	Trace	0.01	-
Cetane No., min., ASTM D613	40	40	-

Note 1:	This material may also be offered for sale as No. 1 Distillate Fuel Oil or No. 1-D Diesel Fuel.

Note 2:	Mercaptans need not be run if Doctor Sweet.

Note 3:	Must be branded as “Maryland 2-K Kerosine” when sold for delivery into Maryland.

Note 4:	Meets ASTM D975 Classification for Grade 2-D.

Note 5:	Color, Saybolt, Min., ASTM D156.

Note 6:	Color, Max., ASTM 1500.

(1)

EXHIBIT B

B.	MARINE PROVISIONS - OCEAN TANKERS - LOADING

1.	Notice: Supplier shall be notified by letter or telegram or telex of each vessel nominated under this agreement not less than seven (7) days prior to expected arrival date.

2.	Laydays: Laytime shall not commence prior to the date stipulated at the time vessel is nominated and accepted, except with Supplier’s sanction;

3.

Notice of Readiness: Upon arrival at customary anchorage or waiting place off the port at Supplier’s port of loading, the Master or his agent shall give the Supplier or his agent notice by letter, telegraph, wireless or telephone that the vessel is ready to load cargo, berth or no berth; and, subject to Clause 2 above, laytime as hereinafter provided shall commence, upon the expiration of six (6) hours after tender of such notice, or upon the vessel’s arrival in Berth and all fast, whichever first, occurs. However, where delay is caused to vessel getting into berth after giving notice of readiness for any reason over which Supplier has no control, such delay shall not count as used laytime.

4.

Hours for Loading: Thirty-six (36) running hours shall be permitted the Supplier as laytime for loading a full cargo and pro rata thereof for part cargo; but any delay due to the vessel condition or breakdown or inability of the vessel facilities to load cargo within the time allowed shall not count as used laytime. If regulations of the vessel’s owner or port authorities prohibit loading of the cargo at night, time so lost shall not count as used laytime; if Supplier prohibits loading time so lost shall count as used laytime.

5.

Demurrage: Supplier shall pay demurrage per running hour and pro rata for a part thereof at the rate specified below for all time that used laytime exceeds the allowed laytime. If, however, demurrage shall be incurred at port of loading by reason of fire, explosion, storm or by a strike, lockout, stoppage or restraint of labor for whatever cause either partial or general, or by breakdown of machinery or equipment in or about the plant of the Supplier, the rate of demurrage shall be reduced to one-half of the amount stated elsewhere in this Agreement per running hour or pro rata for part of an hour for demurrage so incurred. The Supplier shall not be liable for any demurrage for delay caused by strike, lockout, stoppage or restraint of labor or Master, officers, and crew of the vessel or tugboat or pilots. Only vessel log books or signed supports from vessel shall be the basis of demurrage claims.

Demurrage shall be payable at the rates published in the American Tanker Hate Schedule (ATRS). These rates shall be adjusted upward or downward, as the case may be, so as to reflect any variations in the actual market rates of charter hire during the month the vessel loads. The rate applicable shall be the average monthly market rate reported by Dietze, Inc., or other reputable New York Tanker Broker if Dietze rates are not available for date or size of vessel involved. Demurrage shall be payable in United States currency.

6.

Safe Berth: The vessel shall load at any safe place or berth reachable on her arrival which shall be designated by the Supplier provided the vessel can proceed thereto, lie at, and depart therefrom always safely afloat. The Supplier shall have the right of shifting the vessel at port of loading from one safe berth to another on payment of all towage and pilot age shifting to

(2)

next berth, charges for .running lines on arrival at and leaving that berth, additional agency charges and expense and any other extra port charges or port expenses incurred by reason of using more than one berth. Time consumed on account of shifting shall count as used laytime.

7.	Pumping: The cargo shall be pumped into the vessel at the expense of the Supplier. All overtime of officers and crew incurred in loading shall be for account of the vessel.

8.

Hoses: Hoses for loading shall be furnished by the Supplier and shall be connected and disconnected by the Supplier or at the option of the vessel, by the vessel at the Supplier’s risk and expense. Laytime shall continue until the hoses have been disconnected.

9.

Dues - Wharfage: Receiver of the cargo shall pay all dues and other charges on the vessel (whether or not such dues or charges are assessed on the basis of quantity of cargo). The vessel shall be free of charges for the use of any dock arranged by Supplier for the purpose of loading cargo; however, the Receiver of the cargo shall be responsible for charges for such berth when used solely for vessel’s purposes such as awaiting Owner’s orders, tank cleaning, repairs, etc., before, during or after loading.

10.

Ballast: Supplier shall provide facilities to receive vessel’s ballast water and/or slops. Expense of handling, storage or disposal of these materials shall be absorbed by Supplier. Tine consumed discharging ballast water and/or slops shall not count as used laytime. Any delay by Supplier in furnishing such facilities shall count as used laytime. If, however, vessel must shift to and/or from such facilities, all time consumed by the vessel in shifting, including discharge of the ballast water and/or slops, shall count as used laytime; and expenses incurred by the vessel, including shifting expenses, shall be for account of Supplier.

11.

Inspection and Measurement: Inspection and measurement shall be made by an independent petroleum inspector. All quantities shall be adjusted for temperature corrections to 60ºF (or 15º Celsius) and full deduction shall be made for BS&W content.” Tests to determine quality shall be made in accordance with the latest standard methods of the American Society for Testing Materials as to which information is available in official publications of said Society at the time such tests are made. The inspector’s determinations as to quantity and quality shall be conclusive and binding upon both parties. The inspector’s time sheets shall have no bearing the settling of any demurrage claims resulting from this Agreement unless stipulated elsewhere herein.

12.	Pollution:

(a)

When an escape or discharge of oil purchased hereunder occurs from Supplier’s Terminal, Supplier shall take whatever measures are reasonably necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If Supplier does not take adequate measures to so clean up and mitigate damage, then Buyer or Buyer’s vessel may; at its option and upon notice to Supplier, undertake such measures as are reasonably necessary under the circumstances; and all such reasonably necessary measures so taken shall be for the account of Supplier unless, as provided in paragraph

(3)

(d) hereof the spill or discharge is the fault of Buyer or Buyer’s vessel or Buyer’s vessel’s personnel.

(b)

When an escape or discharge of oil purchased hereunder occurs from the vessel at Supplier’s Terminal, the vessel shall take whatever measures are reasonable necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If the vessel does not take adequate measures to so clean up and mitigate damage, then Supplier may, at its option and upon notice to Buyer, undertake such measures as are reasonably necessary under the circumstances and all such reasonably necessary measures so taken shall be for the account of Buyer unless, as provided in paragraph (c) hereof the spill or discharge is the fault of Supplier or Supplier’s vessel’s personnel.

(c)

If a spill or discharge is due to the fault of the Supplier, Buyer shall be reimbursed by Supplier for any and all reasonable clean-up costs, mitigation expenses, and all government fines and/or penalties incurred by Buyer.

(d)

If a spill or discharge is due to the fault of Buyer’s vessel or Buyer’s vessel’s personnel, Supplier shall be reimbursed by Buyer for any and all reasonable clean-up costs, mitigation expenses, and all government fines and/or penalties incurred by Supplier.

(4)

MARINE PROVISIONS - OCEAN TANKERS DISCHARGING

1.	Notice: Buyer shall be notified by letter or telegram or telex of each vessel nominated under this Agreement not less than seven (7) days prior to expected arrival date.

2.	Laydays: Laytime shall not commence prior to the date stipulated at the time vessel is nominated and accepted, except with Buyer’s sanction.

3.

Notice of Readiness: Upon arrival at customary anchorage or waiting place off the Buyer’s port of discharging, the Master of his agent shall give the Buyer or his agent notice by letter, telegraph, wireless or telephone that the vessel is ready to discharge cargo, berth or no berth; and subject to Clause 2 above, laytime as hereinafter provided shall commence upon the expiration of six (6) hours after tender of such notice, or upon the vessel’s arrival in berth and all fast, whichever first occurs. However, where delay is caused to vessel getting into berth after giving notice of readiness for any reason over which Buyer has no control such delay shall not count as used laytime.

4.

Hours for Discharging: Thirty-six (36) running hours shall be permitted the Buyer as laytime for discharging a full cargo and pro rata thereof for part cargo; but any delay due to the vessel’s condition or breakdown or inability of the vessel’s facilities to discharge, cargo within the time allowed shall not count as used laytime. If regulations of the vessel’s owner or port authorities prohibit discharging of the cargo at night, time so lost shall not count as used laytime; if the Buyer prohibits discharging at night, time so lost shall count as used laytime.

5.

Demurrage: Buyer shall pay demurrage per running hour and pro rata for a part thereof at the rate specified below for all time that used laytime exceeds the allowed laytime. If, however, demurrage shall be incurred at port of discharging by reason of fire, explosion, storm or by a strike, lockout, stoppage or restraint of labor for whatever cause either partial or general, or by breakdown of machinery or equipment in or about the plant of the Buyer, the rate of demurrage shall be reduced to one-half of the amount stated elsewhere in this Agreement per running hour or pro rata for part of an hour for demurrage so incurred. The Buyer shall not be liable for any demurrage for delay caused by strike, lockout, stoppage or restraint of labor of Master, officers and crew of the vessel or tugboat or pilots. Only vessel log books or signed supports from vessels shall be the basis of demurrage claims.

Demurrage shall be payable at the rates published In the American Tanker Rate Schedule (ATRS). These rates shall be adjusted upward or downward, as the case may be, so as to reflect any variations in the actual market rates of charter hire during the month the vessel discharges. The rate applicable shall be the average monthly market rate reported by Dietze, Inc. or other reputable Hew York Tanker Broker if Dietze rates are not available for date or size of vessel involved. Demurrage shall be payable in United States currency.

6.

Safe Berth: The vessel shall discharge any safe place or berth reachable on her arrival which shall be designated by the Buyer provided the vessel can proceed thereto, lie at, and depart therefrom always safely afloat. The Buyer shall have, the right of shifting the vessel at port of discharge from one safe berth to another on payment of all towage and pilotage shifting to next berth, charges for running lines on arrival at and leaving that berth, additional agency

(5)

charges and expense and any other extra port charges or port expenses incurred by reason of using more than one berth. Time consumed on account of shifting shall count as used laytime.

7.	Pumping: The cargo shall be pumped out of the vessel at the expense of the vessel. All overtime of officers and crew incurred in discharging shall be for account of the vessel.

8.

Hoses: Hoses for discharging shall be furnished by the Buyer and shall be connected and disconnected by the Buyer or, at the option of the vessel, by the vessel, at the Buyer’s risk and expense. Laytime shall continue until the hoses have been disconnected.

9.

Dues-Wharfage-Taxes: Dues and other charges on the cargo shall be paid by Buyer and dues and other charges on the Vessel (whether or not such dues or charges are based on the quantity of cargo discharges) shall be paid by the Owner. Any taxes on freight at discharging ports are to be borne by Buyer. The Vessel shall be free of charges for the use of any wharf, dock, place or mooring facility arranged by the Buyer for the purpose of discharging cargo; however, the Owner shall be responsible for charges for such berth when used solely for Vessel’s purposes, such as awaiting Owner’s orders, tank cleaning, repairs, etc., before, during or after discharging.

10.

Ballast: Buyer shall provide facilities or receive vessel’s ballast water and/or slops. Expense of handling, storage or disposal of these materials shall be absorbed by Buyer. Time consumed discharging ballast water and/or slops shall not count as used laytime. Any delay by buyer in furnishing such facilities shall count as used laytime. If, however, vessel must shift to and/or from such facilities, all time consumed by the vessel in shifting, including discharge of the ballast water and/or slops, shall count as used laytime; and expenses incurred by the vessel, including shifting expenses shall be for account of Buyer.

11.

Inspection and Measurement: Inspection and measurement shall be made by an independent petroleum inspector. All quantities shall be adjusted for temperature corrections to 60° Fahrenheit (or 15.0 Celsius) and full deduction shall be made for BS&W content. Tests to determine quality shall be made in accordance with the latest standard methods of the American Society for Testing Materials as to which information is available in official publications of said Society at the tine such tests are made. The Inspector’s determinations as to quantity and quality shall be conclusive and binding upon both parties. The inspector’s time sheets shall have no bearing on the settling of any demurrage claims resulting from this Agreement unless stipulated elsewhere herein.

12.	Pollution:

(a)

When an escape or discharge of oil purchased hereunder occurs from Buyer’s Terminal, Buyer shall take whatever measures are reasonably necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If Buyer does not take adequate measures to so clean up and mitigate damages, then Seller or Seller’s vessel may, at its option and upon notice to Buyer, undertake such measures as are reasonably necessary under the circumstances, and all such reasonably necessary measures so taken

(6)

shall be for the account of Buyer unless, as provided in paragraph (c) hereof, the spill or discharge is the fault of Supplier or Supplier’s vessel or Supplier’s vessel’s personnel.

(b)

When an escape or discharge of oil purchased hereunder occurs from the vessel at Buyer’s Terminal, the vessel shall take whatever measures are reasonably necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If the vessel does not take adequate measures to so clean up and mitigate damages, then Buyer may, at its option and upon notice to Supplier, undertake such measures as are reasonably necessary under the circumstances; and all such reasonably necessary measures so taken shall be for the account of Supplier unless, as provided in paragraph (d) hereof, the spill or discharge is the fault of Buyer.

(c)

If a spill or discharge is due to the fault of the Supplier’s vessel or Supplier’s vessel’s personnel, Buyer shall be reimbursed by Supplier for any and all reasonable clean-up costs, mitigation expenses, and all government fines and/or penalties incurred by Buyer.

(d)

If a spill or discharge is due to the fault of Buyer, Supplier shall be reimbursed by Buyer for any and all reasonable clean-up costs, mitigation expenses, and all government fines and/or penalties incurred by Supplier.

EXHIBIT C

A.	MARINE PROVISIONS TOWS AND/OR BARGES

	1.	Safe Berth: The Terminal (or supplying refinery) agrees to provide a safe berth to which tows or barges may proceed, at which they may lie and from which they may depart, always safely afloat.

2.

Notice: Terminal shall be notified of each tow or barge nominated not less than seven (7) days prior to expected arrival date. No later than twenty-four (24) hours prior to arrival the original ETA will be confirmed, or if necessary, amended with the concurrence of both parties.

3.

Pumping: In loading tow or barge, the cargo shall be pumped into the cargo tanks of the tow or barge by Terminal and at Terminal’s expense. Such pumping shall be at Terminal’s risk and peril only to the point at which the tow’s or barge’s hoses are attached to Terminal’s lines, or if the tow’s or barge’s hose are not used, to the permanent hose connection of such tow or barge.

In unloading tow or barge, the cargo shall be pumped into the storage tank, of the receiving Terminals by the tow or barge and at tow’s or barge’s expense. Such pumping shall be at Terminal’s risk and peril from the point at which the tow’s or barge’s hoses are attached to Terminal’s lines, or if the tow’s or barge’s hoses are not used, to the permanent hose connection of such tow or barge.

4.

Laytime. Laytime shall commence three (3) hours after tender of notice of tow’s or barge’s readiness to load or discharge or upon tow’s or barge’s arrival (and secured) at berth, whichever first occurs except that:

(a)

Laytime shall not commence prior to the time stipulated as that time for which the tow or barge is originally nominated and accepted, except that Terminal may authorize earlier commencement of laytime if product is ready to load or tankage is ready to receive product and dock space is available; in such case laytime shall commence when the tow or barge is secured to the dock.

(b) Laytime for tows or barges arriving more than forty-eight (48) hours after time originally nominated and accepted shall commence twenty-four (24) hours after actual arrival.

Laytime for loading shall be based on the loading rates:

TOTAL BARRELS TO CARGO	BARRELS/HOUR

To 49,999 Barrels	2,500
50,000 Barrels and Over	3,000

If the facilities or condition of the tow or barge will not permit loading at the rate specified above, then the additional time necessary for loading shall not count as used laytime.

In the event that separate shore tank gauges are required by the barging party for the individual barges in a tow, the time consumed in interruption of the loading to obtain the intermediate gauges shall not count as used laytime.

Laytime for unloading shall be based on the average barrels per hour pumped by the tow or barge after all adjustments for laytime during pumping operations stipulated in paragraphs 2 through 5 of these provisions have been applied.

Steaming or heating time required to bring heavier fuels (i.e., residual fuels, asphalt, bunker fuels, etc.) to a minimum unloading temperature agreed to by both parties to this contract will not count as used laytime.

Terminal shall have the right of shifting tow or barge from one safe berth to another on Terminal’s payment of all expenses incurred in such shifting. Time consumed on account of shifting shall count as used laytime,

Laytime shall run continuously, day and night, Saturdays, Sundays and holidays not excepted.

5.

Demurrage: Demurrage shall be payable by the loading or unloading terminal for each running hour and pro rata for each appropriate part of an hour for all time by which used laytime exceeds the allowed laytime. If, however, demurrage shall be incurred by reason of fire, explosion, storm or by a strike or lockout or stoppage of restraint of labor from whatever cause of either partial or general, or by breakdown of machinery or equipment in or about the loading or unloading terminal, the rate of demurrage shall be reduced to one-half the rate stated above for demurrage to incurred. The loading or unloading terminal shall not be liable for any demurrage for delay caused by strike, lockout, stoppage or restraint of labor of Master, officers and crew or pilot of the tow or barge.

Demurrage charges under this agreement will be paid at a rate of $2.30 per 1000 barrels of calibrated capacity of the tow or barge per hour. The minimum rate payable will be $95 per hour.

6.	Dues: Dues and other charges on the cargo shall be paid by Terminal. All wharfage and charges for use of the berth shall be paid by Terminal.

7.	Pollution:

(a)

When an escape or discharge of oil purchased hereunder occurs from Supplier’s Terminal, Supplier shall take whatever measures are reasonably necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If Supplier does not take adequate measures to so clean up and mitigate damage, then

Buyer or Buyer’s vessel may, at its option and upon notice to Supplier, undertake such measures as are reasonably necessary under the circumstances; and all such reasonably necessary measures so taken shall be for the account of Supplier unless, as provided in paragraph (f) hereof, the spill or discharge is the fault of the Buyer or Buyer’s vessel or Buyer’s vessel’s personnel.

(b)

When an escape or discharge of oil purchased hereunder occurs from Buyer’s Terminal, Buyer shall take whatever measures are reasonably necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If Buyer does not take adequate measures to so clean up and mitigate damage, then Supplier or Supplier’s vessel may, at its option and upon notice to Buyer, under take such measures as are reasonably necessary under the circumstances; and all such reasonably necessary measures so taken shall be for the account of Buyer unless, as provided in paragraph (e) hereof, the spill or discharge is the fault of Supplier or Supplier’s vessel or Supplier’s vessel’s personnel.

(c)

When an escape or discharge of oil purchased hereunder occurs from the vessel at Supplier’s Terminal, the vessel shall take whatever measures are reasonably necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If the vessel does not take adequate measures to so clean up and mitigate damage, then Supplier may, at its option and upon notice to Buyer, undertake such measures as are reasonably necessary under the circumstances; and all such reasonably necessary measures so taken shall be for the account of Buyer unless, as provided in paragraph (e) hereof, the spill or discharge is the fault of the Supplier.

(d)

When an escape or discharge of oil purchased hereunder occurs from the vessel at Buyer’s Terminal, the vessel shall take what aver measures are reasonably necessary to clean up such a spill or discharge and to mitigate any pollution damage caused thereby. If the vessel does not take adequate measures to so clean up and mitigate damage, then Buyer may at its option and upon notice to Supplier, undertake such measures as are reasonably necessary under the circumstances; and all such reasonably necessary measures so taken shall be for the account of Supplier unless, as provided in paragraph (f) hereof, the spill or discharge is the fault of the Buyer.

(e)

If a spill or discharge is due to the fault of Supplier or the Supplier’s vessel, or Supplier’s vessel’s personnel, Buyer shall be reimbursed by Supplier for any and all reasonable clean-up costs, mitigation expenses, and government fined and/or penalties incurred by Buyer.

(f)

If s spill or discharge is due to the fault of Buyer’s vessel or Buyer’s vessel’s personnel. Supplier shall be reimbursed by Buyer for any and all reasonable clean-up costs, mitigation expenses, and all government fines and/or penalties incurred by Supplier.

(Revised Effective 7/13/83)

Exhibit R of Exhibit 10.3 Form of Delaware City Handling Agreement

DELAWARE CITY HANDLING AGREEMENT

          This Agreement dated the 1st day of February, 1985, by and between Texaco Refining and Marketing Inc., formerly known as Getty Refining and Marketing Company, a Delaware corporation, having an office at 1111 Rusk Ave., Houston, TX 77052, hereinafter referred to as “GRMC”, and Power Test Corp. having an office at 175 Sunnyside Boulevard, Plainview, New York 11803 hereinafter referred to as “Customer”.

WITNESSETH

          In consideration of the mutual covenants and agreements contained herein, Customer has reserved throughput capabilities at the premises described in Paragraph D for Customer’s products and it is agreed as follows:

A.	TERM OF AGREEMENT – Except as otherwise provided in this Agreement, this Agreement shall be for a primary term of three (3) years commencing on the 1st day of February, 1985 through January 31, 1988.

B.

RENEWAL OF AGREEMENT – This Agreement will continue after expiration of the primary term on a year-to-year basis unless either party receives written notice of cancellation of this Agreement at least 90 days prior to the end of the primary term or the then current term.

C.	PRODUCTS HANDLED ACROSS THE LOADING RACK –

Unleaded Premium 92 Octane

Unleaded Regular 87 Octane

No. 2 Heating Oil

Kerosene

Diesel Fuel

Leaded Regular, only if manufactured by the Refinery and if loading rack facilities have, at GRHC’s sole election, been installed by GRMC.

Other — As mutually agreed.

D.

FACILITIES’ LOCATION – Products will be stored at GRMC’s refinery (the “Refinery”) located at .Delaware City, Delaware, and the terminal truck loading facilities located at the southeast corner of the intersection of River Road and J Street (the “Terminal”).

E.	METHOD OF PRODUCT RECEIPT – Products purchased pursuant to the Product Supply Agreement between Texaco Inc. (“Texaco”) and Customer of even date herewith (the “Supply Agreement”).

F.	METHOD OF PRODUCT WITHDRAWAL – Products will be withdrawn from Refinery storage via: Tank truck.

G.	COMPENSATION – Customer shall pay to GRMC as compensation for services rendered the fee set forth in clause (1) below.

(1) A product storage and withdrawal fee of $.22 per barrel, such fee to be based on products in Refinery storage for the Customer’s account and charged at the time of withdrawal from the Terminal.

H.	INSURANCE

(1) Insurance for Customer’s products, if any, that may be desired by Customer shall be carried at Customer’s expense.

(2) For each tank truck loading, Customer, its customers or carriers, prior to entering the Refinery or the Terminal, shall provide GRMC a Certificate of Insurance and shall

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maintain insurance coverage with companies satisfactory to GRMC, at Customer’s sole cost with policy limits that meet or exceed the amounts stated below:

(a)

Comprehensive General Liability with a limit of liability of not less than $1,000,000 per occurrence, Bodily Injury and Property Damage combined or such higher limit that may be generally prescribed by GRMC to all of its Customers at the Terminal from time to time; and

(b)

Automobile Liability for owned, hired, and non-owned automotive equipment with a limit of liability of not less than $1,000,000 per occurrence, Bodily Injury and Property Damage combined or such higher limit that may generally be prescribed by GRMC to all of its Customers at the Terminal from time to time.

The Certificates of Insurance shall name Texaco, Getty Oil Company, and GRMC as additional insured’s and shall contain the following clause “Cancellation: In the event of policy cancellation or material change, GRMC will be notified in writing at the address indicated, of such cancellation or material change and such cancellation or material change shall not become effective until 30 days after this notice.”

I.

ESCALATION – The compensation rate set forth in Paragraph G (1) shall be effective for the first full year of the primary term. After the first full year of the primary term such rate shall be adjusted to reflect any increase or decrease in general wage rates (including benefits) for Refinery workers currently represented by the OCAW IU Local No. 8-898, which occurs after the effective date of this Agreement. The adjustments(s) shall equal 75% of the percentage increase or decrease of the wage rate change and shall be effective as of the later of the effective date(s) of such general wage increase or

3

decrease for Refinery workers or the end of the first full year of the primary term. GRMC shall provide Customer with written notice of any general wage rate increase or decrease. The present wage rates and cost of present benefits are set forth in Schedule 1 hereto.

J.	EXHIBITS – The following exhibits are attached and are a part of this contract:

Exhibit A -	Product Specifications for: Gasoline & Middle Distillates

Exhibit B -	Ordering Procedures

Exhibit C -	Unleaded Gasoline

Exhibit D -	Description of Office and Parking Lot

Schedule 1-	Local No. 8-898 — Wages and Benefits

K.	NOTICES – Unless another address is specified in writing by either party hereto, all notices hereunder shall be sent by U.S. mail, with all postage prepaid, addressed as follows:

Customer:	Power Test Corp. 175 Sunnyside Boulevard Plainview, New York 11803 Attention: Thomas N. Ganiaris

GRMC:	Texaco Refining and Marketing Inc. c/o Texaco U.S.A. 1111 Rusk Avenue Houston, TX 77002 Attention: M. L. Dimond

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L.	OFFICE AND PARKING SPACE

(1) GRMC agrees to permit Customer to use, during normal business hours, the office space described in Exhibit D hereto. Customer shall have the right to install furniture and telephone at its sole expense. Customer shall have the right to use reasonable quantities of electricity at no additional charge. For the rights granted to it under this Paragraph L(l), Customer shall pay $350.00 to GRMC on the first day of each month during the terra of this Agreement.

(2) GRMC agrees to permit Customer to park its vehicles, at no charge, in the area set forth on Exhibit D hereto. Customer shall make, at its own expense, whatever improvements are necessary to make the area safe and presentable and Customer shall be solely responsible for obtaining any permits which may be required.

M.	ADDITIONAL TERMS – The following terms and conditions are a part of this Agreement:

1	TITLE

(1.1) Title to all Customer’s products received, stored and handled by GRMC hereunder shall remain at all times in Customer’s name.

2	PRODUCT QUALITY

(2.1) GRMC will handle Customer’s products in accordance with GRMC’s or Texaco’s prevailing instructions for handling such products.

(2.2) GRMC shall have the right to store products for Customer’s account with third parties and GRMC’s compatible products in GRMC’s commingled storage tanks and all products shipped by GRMC to Customer or to others for Customer’s account shall meet or exceed GRMC’s minimum products specification in effect as herein agreed.

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(2.3) GRMC reserves the right to enter into throughput and/or exchange agreements with third parties, other than the Customer, during the term of this Agreement subject to the rights granted to Customer herein. Product so throughput or exchanged may be stored with product belonging to Customer; provided, however, the minimum product quality specification in effect shall be those as herein agreed.

3	PRODUCT SPECIFICATIONS

(3.1) All product referred to herein shall meet or exceed the specifications contained in the Supply Agreement, which specifications are attached hereto as Exhibit “A” and incorporated herein by reference. If the specifications are changed under the Supply Agreement, the same specifications shall become effective for this Agreement.

4	SPECIAL ADDITIVE EQUIPMENT

(4.1) As mutually agreed upon and at the request of Customer, GRMC will install, at the sole cost to Customer, and permit use and maintenance, at the sole expense to Customer, of such special equipment as may be necessary for the injection of additives furnished by Customer into products to be delivered from the Terminal to Customer or for its account. No facilities shall be installed for blending of octane enhancing stocks.

(4.2) Should Texaco deem it necessary or desirable to modify its tank truck loading racks during the term of this Agreement or extension hereof, all special equipment for Customer’s requirements expressly requested in writing by Customer, shall be modified at Customer’s expense, if necessary, in accordance with GRMC’s specifications to enable utilization of such equipment. GRMC shall provide Customer with written notice of such loading rack modification or changes at least 90 days prior to installation of such modifications or changes.

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5	INVENTORY ACCOUNTING

(5.1) All quantity determinations herein shall be corrected to 60°F and shall be measured in U.S. gallons of two hundred and thirty-one (231) cubic inches and forty-two (42) gallons to the barrel in accordance with the latest supplement or amendment to ASTM-IP petroleum measurement tables (ASTM designation D1250) Table 6B.

(5.2) Customer’s product deliveries will be those quantities purchased pursuant to the Supply Agreement for truck loading rack delivery. GRMC will be solely responsible for any product losses, whether from leaks or by evaporation, in the Refinery or in the Terminal.

(5.3) Product shipments to Customer will be determined as follows:

Tank Truck – Calibrated Meter Tickets or Tank Truck Calibrated Markers. GRMC shall be deemed to have released custody of product at the time product passes as follows:

Tank Truck – When the product passes from GRMC’s delivery line into the tank truck’s receiving connection.

6	SPILLS, ENVIRONMENTAL POLLUTION

(6.1) In the event of any product spills or other environmentally polluting discharges arising from the operations of the facilities, clean-up and/or any resulting liability for such spills or discharges shall be the sole responsibility of GRMC, subject to the following clauses of this Paragraph 6.

(6.2) In the event of any product spills or other environmentally polluting discharge caused by the operation of Customer’s or Customer’s agent’s receiving vehicle, GRMC may commence containment or clean-up operations as deemed appropriate or necessary

7

by GRMC or required by any governmental authorities and shall notify Customer immediately of such operations. Customer may, at Customer’s option, either assume the containment or clean-up operation or allow GRMC to complete such operations. In either event GRMC shall have, at its option, the right to participate in all containment and clean-up operations. All costs of containment or clean-up for such spill or discharge shall be borne by Customer and Customer shall promptly reimburse GRMC for its costs, except that, in the event a spill or discharge is the result of the joint negligence of both GRMC and the Customer or Customer’s agent, costs of containment or clean-up shall be borne jointly by GRMC and the Customer in proportion to each party’s negligence.

(6.3) GRMC and Customer shall cooperate for the purpose of obtaining reimbursement in the event that some third party shall be responsible for any spill or discharge, for which Customer and/or GRMC incurred costs of clean-up or containment.

7	PROPERTY OBLIGATIONS

(7.1) GRMC shall pay all taxes and other governmental charges on or in connection with, and comply with all laws and ordinances applicable to, the facilities and/or the operation thereof and, except as provided in Paragraph 4.1, GRMC shall maintain the facilities at all times in good, clean and serviceable condition.

8	TRANSACTIONS

(8.1) For the charges as specified herein, GRMC agrees to handle products out of storage tanks to tank trucks and to provide the facilities necessary to perform such handling.

(8.2) GRMC and Customer will adopt a mutually acceptable procedure for daily telephone reports, it being understood that Customer shall reimburse GRMC for the costs

8

of any such procedure. GRMC will provide copies of tank truck loading rack meter tickets for withdrawals, if available. If requested, the meter tickets will be mailed to the Customer on a daily basis. All shipments of products shall be arranged by Customer. GRMC shall be responsible only to discharge the products into vehicles. Customer shall be responsible to provide documentation required to authorize deliveries for its behalf from the facilities.

9	CAPITAL IMPROVEMENTS AND INCREASED OPERATING COSTS

(9.1) If substantial capital improvements or increased operating costs (such as, but not limited to, increased payroll expense or taxes, licenses or other governmental fees directly attributable to facilities utilized by Customer) are required because of governmental action taken after the January 1 following the commencement of this Agreement, an additional charge will be assessed in proportion to Customer’s utilization of the facilities involved.

(9.2) The proportionate share of the increased costs to be borne by Customer will be determined and paid annually on June 30 for that calendar year and will be based on the ratio that each preceding calendar year’s volume put through the facilities by Customer bears to the total Terminal throughput. For purposes of this Agreement, the term “substantial capital” shall mean any one project with a cost in excess of $150,000. This additional charge will be based on a prorata sharing of new investment and operating cost. In the event that Customer will not agree to the increased charge described above, Customer shall have the right to terminate this Agreement effective 180 days after the date of notice for such change, provided that Customer gives notice of termination within 30 days of notice of such change. If Customer elects to so terminate, the additional

9

charge will not be applicable. If Customer does not elect to terminate, the additional charge will be due and payable upon completion and successful startup of the investment and delivery of invoice by GRMC to Customer for such charge.

(9.3) Customer’s responsibility for any such additional charges shall cease upon termination of this Agreement.

10	PAYMENTS

GRMC may invoice Customer immediately for product withdrawn or within 15 days after the end of each calendar month. A statement of receipts, shipments and resident inventory of products terminated during the preceding calendar month will be furnished Customer within 15 days after the close of each calendar month. Charges for the terminating service will be made in accordance with the sums as indicated under Paragraph G, “COMPENSATION”. Customer shall pay GRMC for the indicated sums within 10 days after date of statement or invoice. All payments under this Agreement shall be made to the address as designated on invoices to be mailed to Customer by GRMC. If said invoices are not paid within 10 days after date of invoice, then, in such event, the sums indicated on said invoice shall bear interest at the lesser of 125% of the Prime Rate as determined from time to time by Manufacturers Hanover Trust Company or the maximum percentage allowable under law per month for each month or portion of a month thereafter during which such amount remains unpaid.

11	TAXES

(11.1) Customer shall be responsible for and shall pay all taxes and governmental fees, licenses and charges on Customer’s products received, stored and delivered and agrees to reimburse GRMC for any payments GRMC is legally required to pay by reason of or

10

resulting, from Customer’s product being in GRMC storage or resulting from throughput through the facilities.

12	COMPLIANCE WITH LAW

(12.1) Each party hereto represents and warrants to the other party and agrees as follows: None of the products covered by this Agreement will be derived or manufactured from crude petroleum or gas which was produced or withdrawn from storage in violation of any Federal, State or other governmental law, or in violation of any rule, regulation or order promulgated by any governmental agency having, or presuming to have, jurisdiction in the premises. Product composition will satisfy specifications established by Federal, State or local authority.

The products covered by this Agreement will be produced in accordance with the Walsh-Healey Act and in accordance with the Fair Labor Standards Act of 1938, as said acts have been. amended.

All trucks, tanks and other equipment employed by it in connection with this Agreement will be constructed, operated and maintained in accordance with applicable legal requirements of all Federal, State and local authorities having jurisdiction in the premises and will meet GRMC’s environmental and safety requirements.

(12.2) Each party agrees to comply with all other applicable statutes, rules, regulations, orders, directives, recommendations, and requests of any governmental authority that may exist at the time of delivery of products hereunder.

(12.3) Customer shall comply, and shall cause Customer’s employees, agents and third parties entering on the Terminal premises for its account, to comply with all safety and health regulations of GRMC and applicable provisions of Federal, State or local safety

11

laws, rules, regulations or orders. GRMC, however, will not be required to oversee Customer or such employees, agents or third parties nor shall GRMC be held responsible for compliance with safety and health rules, laws, regulations or orders.

13	EMINENT DOMAIN; REGULATORY RESTRAINT

(13.1) If, while this Agreement is in effect, GRMC’s use of all or part of the facilities for the storage and handling of the products shall be restrained or enjoined by judicial process, or restricted or terminated by any governmental or regulatory authority, by right of eminent domain or otherwise, GRMC, upon being notified of such restraint, enjoinder or restriction shall notify Customer thereof and GRMC may terminate this Agreement, as to the affected facilities or portion thereof, on the effective date of said restraint, enjoinder or restriction.

14	FORCE MAJEURE; DESTRUCTION

(14.1) If either party is rendered unable, wholly or in part, by Force Majeure (as hereinafter defined) or any other cause of any kind not reasonably within its control to perform or comply with any obligation or condition of this Agreement, upon giving written notice to the other party, such obligation or condition shall be suspended during the continuance of the inability so caused and such party shall be relieved of any liability during such period. The term “Force Majeure” shall include, without limitation by the following enumeration, Acts of God, Federal, State, county or municipal orders, rules, legislation or regulations, or compliance with any orders, request or directive of any governmental authority or persons purporting to act therefore, or when the supply of product or any facility of production, manufacture/storage, transportation, distribution or delivery contemplated by either party is interrupted, unavailable, or inadequate because

12

of Acts of War or the public enemy, strikes, lockouts, or other disturbances, riots, hurricanes, floods, fire, explosion, or destruction from any involuntary cause of any character either similar or dissimilar to the foregoing reasonably beyond the control of the party failing to perform.

(14.2) In the event that the Refinery or the Terminal is destroyed beyond economic repair {whether or not the same is caused by an event of Force Majeure) and GRMC elects not to repair or restore the Refinery or the Terminal, GRMC may elect to terminate this Agreement and its obligations hereunder. Such notice of termination shall contain a certification that GRMC has elected not to repair or restore the Refinery or the Terminal and this Agreement shall terminate effective upon delivery of such notice.

15	INDEMNIFICATION; RESPONSIBILITY

(15.1) GRMC shall defend, indemnify and hold harmless Customer against all claims, suits, liabilities and expense on account of injury or death of persons or damage to property resulting from GRMC’s operation of the facilities or the Refinery or Terminal, to the extent the injury, death or damage is caused by the negligence or otherwise wrongful act or omission of GRMC, its employees, agents, contractors, or carriers.

(15.2) Customer shall defend, and indemnify and hold harmless Texaco, Getty Oil Company and GRMC against all claims, suits, liabilities and expenses on account of injury or death of persons or damage of property to the extent such injury, death or damage is caused by the negligence or otherwise wrongful act or omission of Customer, its employees, agents, contractors or carriers.

(15.3) Upon delivery of products to Customer for its ac-count, Customer shall be solely responsible for all loss, damage, injury to persons or property arising out of possession or

13

use of such products, except for such as may be caused by negligence of Texaco or GRMC.

16	DEFAULT

(16.1) Should Customer or GRMC default in the prompt performance and observance of any of the terms or conditions of this Agreement, and should such default continue for thirty (30) days or more (ten (10) days in the case of monies due and owing) after written notice thereof by Customer to GRMC or GRMC to Customer or should Customer or GRMC become insolvent, go into bankruptcy, voluntary or involuntary, or be placed in the hands of a receiver, state or Federal, or make an assignment for the benefit of its creditors, then the party not in default shall have the right, at its option, to terminate this Agreement.

(16.2) The remedies of Customer and GRMC herein provided for shall not be exclusive, but shall be cumulative and shall be in addition to all other remedies in Customer’s or GRMC’s favor, at law or in equity. The parties agree that any actual or threatened breach of any of the covenants or agreements contained in this Agreement shall entitle the other party to apply to any court of competent jurisdiction to enjoin such breach or otherwise enforce the obligations of the defaulting party hereunder. The waiver by Customer or GRMC of any right of Customer or GRMC hereunder, at any time, shall not serve to waive any other such right nor shall such waiver operate as a waiver of the right so waived at any future date in connection with another default by Customer or GRMC hereunder.

(16.3) In the event of such a default by Customer, the terminating and/or storage charges theretofore accrued shall, at the option of GRMC become immediately due and payable.

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In any such event, GRMC shall have a lien upon all products at any time in the Refinery or the Terminal for all of the terminating and/or storage charges, handling and all other charges payable to GRMC by Customer hereunder. GRMC shall also have the right, at its option, to terminate this Agreement. Otherwise, title to the products shall at all times remain with Customer.

(16.4) In the event of a default by GRMC, Customer shall have the rights, at its option, to terminate this Agreement and withdraw its product from the Terminal provided the Customer has paid GRMC for the terminating and/or storage charges that have accrued to the date of such withdrawal.

17	TERMINATION

(17.1) Customer agrees, upon the expiration or termination of this Agreement, to promptly remove all products and residue from the Refinery and the Terminal unless GRMC has asserted a lien on the products as herein provided. Customer further agrees, upon termination of this Agreement for any reason, Customer shall, at Customer’s sole cost and expense and no later than thirty (30) days after the termination of this Agreement, cause all of the special equipment placed by Customer in the Terminal to be removed and the Terminal restored to its condition as it existed prior to placing of the equipment thereon by Customer. In the event Customer shall fail to cause such equipment to be removed and the Terminal restored within the time provided, GRMC shall have the right, for Customer’s account and Customer’s sole cost and expense, to remove said equipment and dispose of same in any manner it shall deem proper, free and clear of all claims and interest of Customer, and to cause the Terminal to be restored. Acceptance by GRMC of any payment from Customer for any charge or service after the

15

termination date of this Agreement shall not be deemed a renewal of this Agreement under any circumstances.

(17.2) In the event that GRMC decides to cease using the Terminal for the storage and handling of petroleum products, then in such event, effective upon the cessation of use, this Agreement shall terminate; provided that GRMC has first given the Customer not less than 90 days notice of the . proposed cessation of use.

18	ASSIGNMENT

(18.1) This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto; provided, however, that the Agreement and the obligation of the parties hereunder shall, except as set forth in Paragraph (18.2), not be assignable by either party hereto without the express prior written consent of the other party.

(18.2) Either party may assign the Agreement without consent, including the performance thereof, to a wholly owned subsidiary; provided however, that an assignment to a wholly-owned subsidiary shall not relieve a party of any of its obligations hereunder. GRMC may assign this Agreement and its obligations hereunder to any party which purchases the Refinery and the Terminal, provided that such party executes an assumption, in writing satisfactory to Customer, of GRMC’s obligations under this Agreement, and upon completion of the assignment and delivery of such assumption GRMC shall be relieved from all of its obligations under this Agreement.

(18.3) Any assignment prohibited by Paragraph 18.1 shall be void. This Agreement shall not be assignable by operation of law and shall not become an asset in any bankruptcy or receivership proceedings.

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19	CONSTRUCTION

(19.1) The Paragraph headings of this Agreement shall not be considered to be a part hereof for purposes of interpreting or applying this Agreement, or any provision hereof, but are for convenience only.

20	ENTIRE AGREEMENT

(20.1) This Agreement shall constitute the entire Agreement concerning the subject hereof between the parties, superseding all previous agreements, negotiations and representations made prior to the date hereof. This Agreement shall be modified or amended only by a written agreement executed by both parties hereto.

IN WITNESS THEREOF, the parties have executed this Agreement on the day and year set forth hereinabove.

POWER TEST CORP.

Attest:	By:

President

TEXACO REFINING AND MARKETING INC.

Attest:	By:

Vice President

17

EXHIBIT “A”

DELAWARE CITY HANDLING AGREEMENT

          Specifications for Middle Distillates and Unleaded Premium Gasoline, 92 R+M/2 Octane are set forth in the following two pages, respectively. The current specifications for Leaded Regular Gasoline, Colonial Fungible Grade 37, ,89 R+M/2 Octane, and for Unleaded Regular Gasoline, Colonial Fungible Grade 46, 87 R+M/2 Octane, are set forth in Colonial Pipeline Company’s letter of June 6, 1984 to all shippers. Such specifications are subject to revision by the Colonial Pipeline Company, whose address is 3390 Peachtree NE, Atlanta, Georgia 303326.

          There are no specifications listed for Unleaded Regular Gasoline, 89 R+M/2 Octane.

EXHIBIT A

PRODUCT SPECIFICATIONS

MOTOR GASOLINES

Premium Unleaded

Color	Clear
Doctor.	Neg.
Sulfur, % Max’	0.1
Phosphorus, g/gal. Max.	0.004
Corn. Cu Strip 3 Hr. & 122, Max.	1A
Gum, mg/100 ml; Max.	4
Oxidation Stability, Mins., Min.	360
Octanes, Research, Min.	---
Motor Min.	---
R+M/2 Min.	92.0
Lead Content, gm/gal., Max.	0.01
(At Origin)
Benzene, Wt.%, Max.	4.9
Total Acidity, mg KOH/g, Max.	0.015
Oxygenates
(1) Report as to type and percent
Oxygen, Wt. &, Max.	2

Northern Grade Gasoline	Class

Dec, Jan, Feb	E
Mar, Apr, Oct, Nov	D
May, June, July, Aug, Sept	C

Distillation: ASTM D86		C	D	E

10% Evap.	ºF (ºc) Max.	140 (60)	131 (55)	122 (50)
50% Evap.	ºF (ºC) Max.	170 (77)	170 (77)	170 (77)
50% Evap.	ºF (ºC) Max.	240 (116)	235 (113)	230 (110)
90% Evap.	ºF (ºC) Max.	365 (185)	365 (185)	365 (185)
End Point,	ºF (ºC) Max.	430 (221)	430 (221)	430 (221)

1.	Reid Vapor Pressure D323 psi (kPa)	11.5 (79)	13.5 (93)	15 (103)
2.	V/L & 20, Min. Temp. ºF (ºC)D2533	124 (51)	116 (47)	105 (41)

October 29, 1984

PRODUCT SPECIFICATIONS

MIDDLE DISTILLATES

	Kerosene	Diesel Fuel	#2 Heating Oil

	(Notes 1 & 3)	(Note 4)
Gravity, ºAPI, min., ASTM D287	39.5	30	30
Flash, ºF., Tag, C.C., ASTM D93	120 – 160	150 (Min.)	130 (Min.)
Pour Point, ºF., max., ADTM D97	-10	0	0
Cloud Point. ºF., max., ASTM D2500	20	10	-
Distillation, ASTM D86:
10% Recovered, ºF., max.	420	540	480
90% Recovered, ºF., max.	500	282	640
Final B.P., ºF., max.	550	675	670
Recovery,%, Min.	-	9.75	-
Odor	Non-Offensive	Non-Offensive	-
Dolor	+23 (Note 5)	2 (Note 6)	2.5 (Note 6)
Alalinity or Acidity	Neutral	-	-
Viscosity, Kin., cat. At 100 ºF., ASTM D445	1.4 – 2.2	1.9 – 4.1	1.4 – 3.6
Conradson, Carbon Residue on 10%
Residue $, max., ASTM D189	0.10	0.20	-
Sulfur,%., max., ASTM D1266 or ASTM D3246	0.10	0.20	0.20
Mercaptans,%, max. (Note 2), at 212ºF.,	0.0005	-	-
ASTM D130 Classification, max.
ASTM D130 Classification, max.	#1	#2	-
Water & Sediment,%., max, ASTM D1796	Trace	0.05	0.05
Ash,%, max., ASTM D482	Trace	0.01	-
Cetane No., min., ASTM D613	40	40	-

Note 1:	This material may also be offered for sale as No. 1 Distillate fuel Oil or No. 1-D diesel Fuel.
Note 2:	Mercaptans need not be run if Doctor Sweet.
Note 3:	Must be branded as “Maryland 2-K Kerosine” when sold for delivery into Maryland.
Note 4:	Meets ASTM D975 Classification for Grade 2-D.
Note 5:	Color, Saybolt, Min., ASTM D156.
Note 6:	Color, Max., ASTM 1500.

EXHIBIT “B”

ORDERING PROCEDURES

WITHDRAWALS

Customer agrees to place all transport withdrawal orders through GRMC’s designated Customer Service Center by tollfree telephone. Next day, daytime withdrawal orders are to be placed through the Center prior to 10 a.m. on the preceding day, with next day nightime withdrawal orders by 1 p.m. Eastern Time on the preceding day. Sunday daytime and nighttime, as well as Monday daytime orders to be placed prior to 12 noon on Friday.

Tollfree telephone: 800-231-3101

EXHIBIT C

UNLEADED GASOLINE

          (1) GRMC hereby agrees to test all unleaded gasoline when it is received into unleaded .storage at the Terminal for conformity to the lead specification set forth in Exhibit “A” and to maintain a segregated system from the tank to the tank truck loading rack. All lead tests shall be made according to ASTM 3237 or ASTM evaluated field test kit. All lead analysis data will be retained at least one year and will be available at the Terminal office for Customer’s inspection.

          (2) In the event Customer does not choose to inspect the unleaded gasoline at the point of delivery into transport trucks as to its conformity to the lead specifications provided for in Exhibit “A”; GRMC’s test as to the product’s conformity to the lead specifications set forth in Exhibit “A” will be conclusive. Except for contingencies contemplated herein, GRMC’s liability for conformity of the unleaded gasoline to the lead specifications provided for in Exhibit “A” shall cease upon entry of the products into transport trucks.

          (3) At any time that a test indicates the lead level in the unleaded storage tank does not meet said specifications, GRMC shall notify by telephone Customer’s representative, confirming said by a certified letter. Thereafter and until notification by GRMC that the unleaded gasoline again meets or exceeds lead specifications, any unleaded gasoline picked up by Customer will be at Customer’s risk. Customer hereby releases, indemnifies and holds GRMC harmless against any and all liabilities or claims of any nature whatsoever arising from the acceptance and subsequent distribution thereof.

          (4) In any case where GRMC has knowledge that the unleaded gasoline to be delivered to Customer does not meet or exceed said lead specifications and GRMC fails to give notice as specified above, GRMC shall indemnify and hold Customer harmless from and against any and all liabilities or claims of any nature whatsoever arising out of the. failure of the unleaded gasoline to meet the specifications described above. Customer agrees to notify GRMC in writing of any changes in the designated representative to whom such notifications are to be directed.

12'-0"
24'-0"
62'-0"
18'-6"
DRIVER'S RM.
LOCKER RM.
UTILITY RM.
DRIVER'S REST ROOM
STORAGE (11'-6" x 7'-6")
OFFICE (11'-6" x 9'-6")
CLERICAL (25'-0" x 17'-0")
MEN
LADIES
LOUNGE
SINK
WORK AREA & STORAGE (10'x17')
Install Door
CIRC. 600 Square feet
FLOOR PLAN
Scale: ¼"=1'-0"

EXHIBIT D

$6.50 per square foot

GETTY REFINING & MARKETI
RIVER ROAD & J STREET
DELAWARE CITY DELAWARE

PRODUCT SUPPLY BL

DATE: 6-8-84 | DRAWN BY: | DWG:

ATTACHMENT 1

DELAWARE RIVER
PIER 2
PIER 1
WATER TERMINAL INSERT
COKER Unit 22
CRUDE Unit 21
CRACKER Unit 23
GAS PLT. Unit 24
POLY-ALKY Units 26,27
CAT. REFORM Unit 25
DESULF. Unit 29
DESULF.
HYDROGEN Unit 31
CCR REFORM Unit 42
HYDRO CRACKER Unit 34
HYDROGEN Unit 37
NAPHTH Unit 38
SULFUR PLT. Unit 26
UTILITIES Unit 40
DELMARVA POWER
Unit 10
( CONT'D ON SH. 2 )
REFINERY SECTI

SHADED AREA:
EXIST. CONSTRUCTION PARKING LOT
SEE ATTACHED SKETCH

NOV.15 '84 13:49 TEXACO HOU 713/650-5478
P.002

NOV.15 '84 13:49 TEXACO HOU 713/650-5378 P.003

SCHOOL HOUSE ROAD
~ 340 FT
N
GATE*)
~ 151 FT
GATE*)
~ 180 FT
GATE*)
A - 1
A - 2
~ 300 FT
~ 348 FT
GATE*)
EXIST. 40' WIDE ROAD
A - 4
A - 3
216 FT
~ 210 FT
~113 FT
CONSTRUCTION WORKERS' ENTRANCE
~ 270 FT
~ 40 FT

A - 1 = 340' x 348' = 118,320 FT²

A - 2 = 180' x 300' = 54,000 FT²

A - 3 = 216' x 270' = 58,320 FT²

A - 4 = 30' x 103' = 3,090 FT²

TOTAL = 233,730 FT²

OR ~ 5.37 ACRES

*) GATE IS ~ 20'-0" WIDE

FORMER METHANOL PLANT
CONSTRUCTION PARKING LOT

Schedule 1
Local No. 8-898 — Wages and Benefits

          The present cost of wages and benefits for all Local No. 8-898 OCAW employees at the Delaware City Terminal is $19.22 per hour on a weighted average basis.